Exhibit 10.106

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

CALIBER HOME LOANS, INC.

as Borrower,

GOLDMAN SACHS BANK USA,

as Administrative Agent for the financial institutions

that may from time to time become parties hereto as Lenders,

and

LENDERS

from time to time party hereto

dated as of July 10, 2019

TABLE OF CONTENTS

ARTICLE I

CERTAIN DEFINITIONS

-i-

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Borrower	54

	ARTICLE V

	COVENANTS

Section 5.1	Affirmative Covenants	60
Section 5.2	Negative Covenants	68

	ARTICLE VI

	EVENTS OF DEFAULT

Section 6.1	Events of Default	70
Section 6.2	Remedies	72

	ARTICLE VII

	THE ADMINISTRATIVE AGENT

Section 7.1	Appointment; Nature of Relationship	74
Section 7.2	Powers	74
Section 7.3	General Immunity	74
Section 7.4	No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.	74
Section 7.5	Action on Instruction of Lenders	75
Section 7.6	Employment of Agents and Counsel	75
Section 7.7	Reliance on Documents; Counsel	75
Section 7.8	The Administrative Agent’s Reimbursement and Indemnification	75
Section 7.9	Rights as a Lender	76
Section 7.10	Lender Credit Decision	76
Section 7.11	Successor Agent	76
Section 7.12	Transaction Documents; Further Assurances	77

	ARTICLE VIII

	COLLECTION ACCOUNT

Section 8.1	Collection Account	77

-ii-

-iii-

SCHEDULES

Schedule I	Borrower’s Account, Collection Account and Administrative Agent’s Account
Schedule II	Material Contracts and Other Commitments of the Borrower
Schedule III	Valuation Agents
Schedule IV	Dealers
Schedule 4.1(c)	Ownership Structure of the Borrower and its Subsidiaries
Schedule 4.1(p)	Indebtedness of the Borrower (except as disclosed in the Financial Statements described in Section 4.1(h))
Schedule 10.3	Notice Addresses

EXHIBITS

EXHIBIT A	—	Form of Compliance Certificate
EXHIBIT B	—	Form of Notice of Borrowing
EXHIBIT C	—	Form of Loan Note
EXHIBIT D	—	Form Assignment and Assumption
EXHIBIT E	—	Commitments
EXHIBIT F	—	Form of Monthly Report
EXHIBIT G	—	Form of Authorization to Release Collection Account Funds pursuant to Section 2.7(c)
EXHIBIT H	—	Form of Notice of Prepayment

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of July 10, 2019, by and among CALIBER HOME LOANS, Inc. a Delaware corporation, as borrower (the “Borrower”), the financial institutions that may from time to time become parties hereto (each such financial institution, a “Lender” and collectively, the “Lenders”) and GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, each of the Lenders under the Original Credit Agreement (as defined below) (together, the “Original Lenders”) and GS Bank, as Administrative Agent, are parties to that certain Credit Agreement, dated as of April 2, 2018 (the “Initial Credit Agreement”), as amended by the First Amended and Restated Credit Agreement, dated as of June 28, 2018 (the “First Amended and Restated Credit Agreement”), as amended by Amendment No. 1 thereto, dated as of October 4, 2018, and as further amended by Amendment No. 2 thereto, dated as of March 15, 2019 (the Initial Credit Agreement, as so amended, the “Original Credit Agreement”);

WHEREAS, pursuant to Section 10.2(a)(i) of the Original Credit Agreement, the Borrower, the Original Lenders and the Administrative Agent desire to amend and restate the Original Credit Agreement as set forth in this Agreement;

WHEREAS, the Borrower holds and in the future will hold, certain Fannie Mae MSRs and Freddie Mac MSRs (each as defined herein) for the Agencies;

WHEREAS, the Borrower has requested that the Lenders provide financing for such Fannie Mae MSRs and Freddie Mac MSRs; and

WHEREAS, the Lenders are willing to provide financing upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth below:

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“5 Year Swap Rate” shall mean, as of any date of determination, the average of the mid-market par swap rates for interest rate swaps with a maturity of five years offered by the Dealers.

“Accepted Servicing Practices” shall mean (i) with respect to any Mortgage Loan, the customary and usual standards of mortgage servicing practices of prudent mortgage lending institutions serviced in the same manner in which the Borrower services and administers mortgage loans for itself or for other third-party portfolios of mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located; (ii) with respect to all MSRs related to the Servicing Contract of Fannie Mae, those practices required by Fannie Mae and (iii) with respect to all MSRs related to the Servicing Contract of Freddie Mac, those practices required by Freddie Mac including all requirements set forth in the Freddie Mac Agency Guide; provided, however, that in all cases the accepted servicing practices must (i) comply with the terms of Applicable Laws and the related loan documents and (ii) meet a standard of care not less than customary, reasonable and usual standards of practice for institutions that service loans that are similar to the Mortgage Loans.

“Account Bank” shall mean Bank of America, N.A., it successors and permitted assigns.

“Account Control Agreement” shall mean the Deposit Account Control Agreement, dated as of the Closing Date, by and among the Borrower, the Account Bank and the Administrative Agent, pursuant to which the Administrative Agent shall be granted control (as defined in Section 9-104 of the UCC) and the ability to direct the Account Bank with respect to withdrawals from the Collection Account following an Event of Default.

“Acknowledgment Agreement” shall mean each of the Fannie Mae Acknowledgment Agreement or the Freddie Mac Acknowledgment Agreement, as applicable.

“Acknowledgment and Consent Agreement” shall mean the Acknowledgment and Consent Agreement, dated as of the Restatement Date, among the Borrower, Administrative Agent and the Lenders.

“Activation Notice” shall have the meaning set forth in the Account Control Agreement.

“Additional Principal Amortization Amount” shall mean each of the First Additional Principal Amortization Amount, the Second Additional Principal Amortization Amount and the Third Additional Principal Amortization Amount, as applicable.

“Additional Principal Amortization Date” shall mean each of the First Additional Principal Amortization Date, the Second Additional Principal Amortization Date and the Third Additional Principal Amortization Date, as applicable.

“Adjusted LIBOR Rate” shall mean a rate per annum equal to the rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (a) LIBOR by (b) a percentage equal to 100% minus the reserve percentage (rounded upward to the next 1/100th of 1%) in effect on such day and applicable to any Lender for which this rate is calculated under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in such reserve percentage.

“Adjusted Tangible Net Worth” shall mean, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder or members’ equity, including capital stock or member interests, additional paid-in capital, retained earnings, deferred income, capitalized mortgage loan servicing rights and capitalized excess mortgage loan servicing fees, but excluding treasury stock, if any, and any intangible assets of such Person (determined in accordance with GAAP).

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Agent Asset Value” shall mean, as of any date of determination, the sum of (i) the Administrative Agent Fannie Mae Asset Value, and (ii) the Administrative Agent Freddie Mac Asset Value.

“Administrative Agent Fannie Mae Asset Value” shall mean, as of any date of determination, the product of (i) the Fannie Mae Advance Rate, (ii) the Administrative Agent Fannie Mae Market Value Percentage, and (iii) the aggregate unpaid principal balance of the Mortgage Loans related to the Fannie Mae MSRs.

“Administrative Agent Fannie Mae Market Value Percentage” shall mean, with respect to any Fannie Mae MSR as of any date of determination, the percentage to be applied to the unpaid principal balance of the applicable Mortgage Loans to arrive at the fair market value of such Fannie Mae MSR, as most recently determined by the Administrative Agent pursuant to Section 2.6 and in accordance with the Administrative Agent Methodology; provided that, in no event shall the Administrative Agent Fannie Mae Market Value Percentage be greater than the market value thereof implying a zero OAS.

“Administrative Agent Freddie Mac Asset Value” shall mean, as of any date of determination, the product of (i) the Freddie Mac Advance Rate, (ii) the Freddie Mac Market Value Percentage, and (iii) the aggregate unpaid principal balance of the Mortgage Loans related to the Freddie Mac MSRs.

“Administrative Agent Freddie Mac Market Value Percentage” shall mean, with respect to any Freddie Mac MSR as of any date of determination, the percentage to be applied to the unpaid principal balance of the applicable Mortgage Loans to arrive at the fair market value of such Freddie Mac MSR, as most recently determined by the Administrative Agent pursuant to Section 2.6 and in accordance with the Administrative Agent Methodology; provided that, in no event shall the Administrative Agent Freddie Mac Market Value Percentage be greater than the market value thereof implying a zero OAS.

“Administrative Agent Methodology” shall mean, with respect to any Fannie Mae Market Value Percentage or Freddie Mac Market Value Percentage calculated by the Administrative Agent, the assumptions, factors, parameters, methodology and calculations employed by the Administrative Agent in determining such Fannie Mae Market Value Percentage or Freddie Mac Market Value Percentage, for purposes of determining the Borrowing Base, which assumptions, factors, parameters, methodology and calculations shall be determined by the Administrative Agent in its sole and good faith discretion; provided, that the Administrative Agent Methodology for the calculation of any Fannie Mae Market Value Percentage or Freddie Mac Market Value Percentage shall be generally consistent with the methodology it employs for other borrowers to which it provides MSR financing.

“Administrative Agent’s Account” shall mean the Administrative Agent’s bank account, described on Schedule I attached hereto, designated by the Administrative Agent from time to time by written notice to the Borrower.

“Advance” shall mean any advance of funds by any Lender to the Borrower, made pursuant to Article II of this Agreement.

“Advance Reimbursement Amount” shall mean all amounts reimbursable to the Borrower pursuant to the terms of a Servicing Contract in respect of Servicer Advances required to be made in accordance with and pursuant to the terms of such Servicing Contract.

“Affected Party” shall have the meaning set forth in Section 2.11(b).

“Affiliate” shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; provided that each other Agency shall be specifically excluded as an Affiliate of the Lender. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agency” shall mean Fannie Mae and/or Freddie Mac, as applicable.

“Agency Fee Letter” shall mean that certain first amended and restated side letter, dated as of the Restatement Date, by and between the Borrower and the Administrative Agent, with respect to certain pricing terms of the facility created hereby, the Fannie Mae MSRs and the Freddie Mac MSRs.

“Agency Guide” shall mean the Fannie Mae Lender Contract and/or the Freddie Mac Agency Guide, as applicable.

“Agency Requirements” shall mean, collectively, the Fannie Mae Requirements and the Freddie Mac Requirements.

“Aggregate Commitment” shall mean at any time, the sum of the Commitments then in effect. The Aggregate Commitment as of the Restatement Date shall be equal to [***] and the Aggregate Commitment at all times on and after the Freddie Mac Expiration Date shall be equal to [***].

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Alternative Rate” shall have the meaning set forth in Section 2.11(f).

“Ancillary Income” shall mean all income derived from a Mortgage Loan, other than payments or collections in respect of principal, interest, escrow payments and prepayment penalties.

“Applicable Law” shall mean all applicable laws of any Governmental Authority, including laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Applicable Percentage” shall mean with respect to the Commitment of any Lender at any time, a percentage equal to a fraction, the numerator of which is such Lender’s Commitment at such time and the denominator of which is the Aggregate Commitment at such time (provided that if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Advances at such time). In the case of Section 2.16, when a Defaulting Lender shall exist, the Applicable Percentage shall be calculated without inclusion of such Defaulting Lender’s Commitment.

“Asset” shall mean any MSRs arising under or related to the Fannie Mae Lender Contract and all other rights of the Borrower under the Fannie Mae Lender Contract, and all MSRs arising under or related to the Freddie Mac Servicing Contract, in accordance with the Freddie Mac Intercreditor Agreement and identified on the related Schedule of Assets, in each case, pledged to the Administrative Agent (on behalf of and for the ratable benefit of each Secured Party) hereunder.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.8), and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto or any other form approved by the Administrative Agent.

“Availability Period” shall mean, unless otherwise extended pursuant to and in accordance with Section 2.2, the period from the Closing Date until the earlier to occur of (i) an Event of Default, and (ii) the Availability Period End Date.

“Availability Period End Date” shall mean the Monthly Payment Date occurring in the 36th month following the Restatement Date, or July 8, 2022, as such date may be extended pursuant to Section 2.14.

“Base Servicing Fee” shall mean, with respect to the Portfolio of Fannie Mae Mortgage Loans and each Collection Period, an amount equal to the product of (A) the aggregate outstanding principal balance of the Fannie Mae Mortgage Loans included in such Portfolio as of the first day of such Collection Period multiplied by and (B) one-twelfth of the Base Servicing Fee Rate; provided, however, that (1) with respect to all Fannie Mae Mortgage Loans in such

Portfolio, if the initial Collection Period is less than a full month, such fee for each such Fannie Mae Mortgage Loan shall be an amount equal to the product of the fee otherwise described above multiplied by a fraction, the numerator of which is the number of days in such initial Collection Period and the denominator of which is 30; (2) if any Fannie Mae Mortgage Loan ceases to be part of such Portfolio during such Collection Period as a result of a termination of the Borrower’s duties as servicer under the Fannie Mae Lender Contract, the portion of such amount that is attributable to such Fannie Mae Mortgage Loan shall be adjusted to an amount equal to the product of the fee otherwise described above multiplied by a fraction, the numerator of which is the number of days in such Collection Period during which such Fannie Mae Mortgage Loan was included in such Portfolio and denominator of which is 30.

“Base Servicing Fee Rate” shall mean with respect to any Mortgage Loan serviced for Fannie Mae pursuant to the Fannie Mae Lender Contract, unless otherwise adjusted pursuant to and in accordance with Section 2.21, [***] per annum.

“Bankruptcy Code” shall mean the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Basel III” shall mean Basel III: A global regulatory framework for more resilient banks and banking systems prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrower’s Account” shall mean (i) the Borrower’s bank account, described on Schedule I attached hereto, for the account of the Borrower or (ii) such other account as may be designated by the Borrower from time to time by at least ten (10) Business Days’ prior written notice to the Administrative Agent and the Lenders, so long as such other account is acceptable to the Administrative Agent in its sole and absolute discretion.

“Borrowing Base” shall mean, as of any date of determination, with respect to MSRs that are Eligible Assets, the Administrative Agent Asset Value, provided that, if the Borrower exercises its right to dispute the Administrative Agent’s determination of the Administrative Agent Asset Value and the Valuation Agent Asset Value has been determined pursuant to Section 2.6(b), the “Borrowing Base” shall equal the lesser of (i) the Valuation Agent Asset Value, and (ii) the sum of (1) the product of (a) the most recently determined Administrative Agent Fannie Mae Market Value Percentage, (b) the aggregate unpaid principal balance of the Mortgage Loans related to the Fannie Mae MSRs, and (c) the Fannie Mae Borrowing Base Floor Percentage, and (2) the product of (x) the most recently determined Administrative Agent Freddie Mac Market Value Percentage, (y) the aggregate unpaid principal balance of the Mortgage Loans related to the Freddie Mac MSRs, and (z) the Freddie Mac Borrowing Base Floor Percentage.

“Borrowing Base Certificate” shall mean the certificate in the form of Exhibit A attached to each Notice of Borrowing.

“Borrowing Base Deficiency” shall exist with respect to the Borrowing Base on any date on which the aggregate amount of Advances outstanding exceeds the lesser of the Aggregate Commitments related thereto and the Borrowing Base as of such date.

“Borrowing Date” shall mean, with respect to any Advance, the date of the making of such Advance, which date shall in any case be a Business Day.

“Breakage Costs” shall mean, with respect to a failure by the Borrower, for any reason, to borrow any proposed Advance on the date specified in the applicable Notice of Borrowing (including as a result of the Borrower’s failure to satisfy any conditions precedent to such borrowing) after providing such Notice of Borrowing, the resulting loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits, actually sustained by any Lender or the Administrative Agent.

“Business Day” shall mean (i) any day excluding Saturday, Sunday, any day which is a legal holiday under the laws of the State of New York or the State of Texas, any day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and any day on which the New York Stock Exchange or the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with Advances bearing interest at the Adjusted LIBOR Rate so long as LIBOR is in effect, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“Capitalized Lease Obligation” shall mean, for any Person, the amount of Indebtedness under a lease of property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Cash” shall mean money, currency or a credit balance on hand or in any demand or deposit account.

“Cash Equivalents” shall mean, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within [***] after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within [***] after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) certificates of deposit or bankers’ acceptances maturing within [***] after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than [***] and (c) has a rating of at least “AA-“ from S&P and “Aa3” from Moody’s; and (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than [***] and (c) has the highest rating obtainable from either S&P or Moody’s.

“Change in Law” shall mean (i) the adoption or taking effect of any Law after the date of this Agreement, (ii) any change in Law or in the administration, interpretation, application or implementation thereof by any Governmental Authority after the date of this Agreement, (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement or (iv) compliance by any Affected Party, by any lending office of such Affected Party or by such Affected Party’s holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Act, (b) Basel III and (c) all requests, rules, guidelines and directives under either of the Dodd-Frank Act or Basel III or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date implemented, enacted, adopted or issued.

“Change of Control” shall occur at any time (i) the Permitted Holders and/or their respective Affiliates fail to collectively own, directly or indirectly, at least 50.01% of the Equity Interests of the Borrower and at least a majority of the aggregate ordinary voting power for the election of directors or other persons performing similar functions of the Borrower, unless such failure is a result of an initial public offering of the Equity Interests of the Borrower or is a result of one or more marketed follow-on offerings, block trades, or similar transactions involving the Equity Interests of the Borrower subsequent to any initial public offering of the Equity Interests of the Borrower or (ii) more than 50.01% of the Equity Interests of the Borrower or more than a majority of the aggregate ordinary voting power for the election of directors of the Borrower is held or managed, directly or indirectly, by one Person (or any Affiliate of such Person) that is not a Permitted Holder or an Affiliate of a Permitted Holder.

“Closing Date” shall mean April 2, 2018.

“Collateral” shall have the meaning set forth in Section 2.17.

“Collection Account” shall mean deposit account number [***] established by the Borrower on or before the Closing Date with the Account Bank, or such other replacement collection account as may be established after the Closing Date at a financial institution acceptable to the Administrative Agent.

“Collection Period” shall mean, with respect to a Monthly Payment Date, the calendar month preceding the month in which such Monthly Payment Date occurs; provided, however, that with respect to the first Monthly Payment Date, the Collection Period shall be the period from and including the Closing Date to the end of the calendar month preceding such Monthly Payment Date.

“Collection Policy” shall mean the Borrower’s policies regarding collections and remittance of amounts received in respect of Mortgage Loans and the application of reimbursements of Servicer Advances to Advance Reimbursement Amounts in accordance with respect to priority for reimbursements, which is to apply such reimbursements to the earliest Servicer Advances that have been made under a Servicing Contract.

“Collections” shall mean, with respect to any Asset with respect to a Collection Period, any servicing fees or subservicing fees (other than retained yield, Ancillary Income and, solely with respect to the Fannie Mae MSRs after the occurrence of an Event of Default, the Base Servicing Fee) that the Borrower as servicer is entitled to receive pursuant to the Servicing Contracts during such Collection Period.

“Commitment” shall mean the obligation of a Lender to fund Advances hereunder, as set forth on Exhibit E attached hereto, as increased pursuant to Section 2.20 and as amended in connection with assignments made by Lenders pursuant to Section 10.8. If, from time to time, any Lender other than Goldman Sachs Bank USA becomes a party to this Agreement as a Lender, then the Administrative Agent shall deliver to the Borrower an amended Exhibit E setting forth the revised Commitments of the Lenders.

“Compliance Certificate” shall mean a Compliance Certificate substantially in the form of Exhibit A attached hereto, which provides detailed calculations of, among other things compliance by the Borrower with the Financial Covenants.

“Confidential Information” shall have the meaning set forth in Section 10.16.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Controlling and Controlled have meanings correlative thereto.

“Cost of Funds” shall mean, with respect to any Interest Accrual Period, the amount of interest accrued with respect to the portion of the aggregate outstanding principal balance of all Advances funded by any Lender at the Cost of Funds Rate.

“Cost of Funds Rate” shall mean the sum of (i) either the Adjusted LIBOR Rate or, if a LIBOR Unavailability Notice has been delivered and has not otherwise been rescinded in accordance with Section 2.11(f)(i), the Alternative Rate, and (ii)(A) with respect to Advances in respect of Fannie Mae MSRs, the Fannie Mae Margin Rate and (B) with respect to Advances in respect of Freddie Mac MSRs, the Freddie Mac Margin Rate.

“Credit Enhancement Agreement” shall mean, collectively, any documents, instruments, guarantees or agreements entered into by the Borrower, any of its Subsidiaries, or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Borrower’s senior management) with respect to any Indebtedness or Securitization.

“Credit Manager” shall mean Weston Portfolio Group, LLC and any successor thereto in such capacity.

“Credit Manager Agreement” shall mean the Credit Manager Agreement, dated as of April 2, 2018 among Credit Manager, the Borrower and Administrative Agent.

“Credit Manager Annual Excess” shall have the meaning set forth in Section 2.7(b).

“Credit Manager Fees” shall mean the fees due and owing to the Credit Manager as set forth in the Credit Manager Agreement.

“Credit Manager Period” shall have the meaning set forth in Section 2.7(b).

“Dealer” shall mean any mid-market dealer in hedging, swap or similar derivatives contracts identified on Schedule IV hereto, as may be amended from time to time by the Administrative Agent, the Borrower and the Majority Lenders.

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Advances within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation in writing by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or (e)(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority of the United States of America or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Derivatives Contract” shall mean any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, futures contract, forward commodity contract, mortgage-related forward pools contracts, including derivatives or “TBA’s”, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder. Notwithstanding anything herein to the contrary, neither Administrative Agent nor the Lenders shall have any rights in any Derivative Contract entered into between the Borrower and Freddie Mac.

“Derivatives Termination Value” shall mean, with respect to any one or more Portfolio Hedges, after taking into account the effect of any legally enforceable netting agreement relating to such Portfolio Hedges, (a) for any date on or after the date such Portfolio Hedges have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Portfolio Hedges.

“Distributable Amounts” shall mean, with respect to each Monthly Payment Date, (i) all costs, expenses, reimbursements and indemnification amounts of the Administrative Agent and the Lenders; (ii) the Credit Manager Fees with respect to such Monthly Payment Date and all costs, expenses, reimbursements and indemnification amounts of the Credit Manager; (iii) the Interest Distribution Amount with respect to such Monthly Payment Date and the Non-Usage Fee, if any, with respect to such Monthly Payment Date; (iv) to the extent a Mandatory Prepayment Event exists as of such Monthly Payment Date, an amount necessary to cause the aggregate amount of Advances outstanding to equal the lesser of the Aggregate Commitment and the Borrowing Base as of such Monthly Payment Date; (v) with respect to each Monthly Payment Date occurring after the Availability Period End Date, any Additional Principal Amortization Amounts due and payable on such Monthly Payment Date; and (vi) all Breakage Cost and other amounts that are then due and payable pursuant to Section 2.11.

“Dodd-Frank Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” shall mean the lawful currency of the United States.

“Eligible Asset” shall mean any Asset that satisfies each of the following criteria, in each case, as of the related Borrowing Date:

(a) for which the Borrower is acting in the capacity of servicer under a Servicing Contract, (i) which Servicing Contract is in full force and effect, (ii) with respect to the Fannie Mae MSRs, all MSRs arising under the Fannie Mae Lender Contract have been pledged to the Administrative Agent as Collateral hereunder, and (iii) prior to the Freddie Mac Expiration Date and with respect to Freddie Mac MSRs, all MSRs arising under the Freddie Mac Servicing Contract that have not been pledged to Freddie Mac as lender, have been pledged to the Administrative Agent as Collateral hereunder, and in each case, are subject to no other Liens (other than Permitted Collateral Liens);

(b) which complies with all Applicable Laws;

(c) which is genuine and constitutes a legal, valid, binding and irrevocable payment obligation, enforceable in accordance with the terms of the related Servicing Contract;

(d) which provides for payment in Dollars;

(e) which is owned solely by the Borrower, subject to a Servicing Contract, and is free and clear of all Liens other than Liens in favor of Administrative Agent (on behalf of and for the ratable benefit of each Secured Party) and Permitted Collateral Liens and has not been sold, conveyed, pledged or assigned to any other lender, purchaser or Person;

(f) which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than an Agency);

(g) in respect of which the information set forth in the Schedule of Assets and the related Servicing Contract is true and correct in all material respects;

(h) in respect of which, each of the representations and warranties set forth on Section 4.1(aa) are true and correct in all material respects; and

(i) such Asset constitutes a “general intangible” as defined in the UCC and is not evidenced by an “instrument” or “security” as defined in the UCC as so in effect.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each Person (as defined in Section 3(9) of ERISA), which together with the Borrower, would be deemed to be a “single employer” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“Equity Interests” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Event of Default” shall mean any of the Events of Default described in Section 6.1.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a Law in effect on the date on which (a) such Lender acquires such interest in the Advance or Commitment or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Fee Letter” shall mean that certain side letter, dated as of the Closing Date, by and between the Borrower and the Administrative Agent, with respect to certain pricing terms of the facility established hereby.

“Fannie Mae” shall mean the Federal National Mortgage Association, its successors and permitted assigns.

“Fannie Mae Acknowledgment Agreement” shall mean the Amended and Restated Acknowledgment Agreement, dated as of the Restatement Date, entered into by and among Fannie Mae, the Borrower and the Administrative Agent, pursuant to which Fannie Mae acknowledges the terms of this Agreement, and the Fannie Mae MSRs being pledged hereunder.

“Fannie Mae Advance Rate” shall have the meaning set forth in the Agency Fee Letter.

“Fannie Mae Borrowing Base Floor Percentage” shall have the meaning set forth in the Agency Fee Letter.

“Fannie Mae Contract” shall have the meaning set forth in Section 2.18.

“Fannie Mae Lender Contract” shall mean the Mortgage Selling and Servicing Contract (as mentioned in the Fannie Mae Acknowledgment Agreement), the Fannie Mae Selling Guide (as defined as Selling Guide in the Fannie Mae Acknowledgment Agreement), the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Borrower, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights (as defined in the Fannie Mae Acknowledgment Agreement).

“Fannie Mae Margin Rate” shall have the meaning set forth in the Agency Fee Letter.

“Fannie Mae Maximum Aggregate Commitment” shall mean an amount equal to two-thirds of the Aggregate Commitment; provided that at all times on and after the Freddie Mac Expiration Date, the Fannie Mae Maximum Aggregate Commitment shall mean an amount equal to 100% of the Aggregate Commitment.

“Fannie Mae Mortgage Loan” shall mean the mortgage loans identified as “Fannie Mae Mortgage Loans” listed on the most recently delivered Schedule of Assets.

“Fannie Mae MSRs” shall mean mortgage servicing rights of the Borrower with respect to Mortgage Loans owned, or that have been securitized in mortgage-backed Securitization transactions guaranteed by, Fannie Mae.

“Fannie Mae Percentage” shall mean the fraction, expressed as a percentage, the numerator of which is the Fannie Mae Maximum Aggregate Commitment and the denominator of which is the sum or the Fannie Mae Maximum Aggregate Commitment and the Freddie Mac Maximum Aggregate Commitment.

“Fannie Mae Servicing Guide” shall have the meaning of Servicing Guide as set forth in the Fannie Mae Acknowledgment Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements entered into in connection with the implementation of such sections of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Fee Letters” shall mean the Agency Fee Letter and the Facility Fee Letter.

“FHA” shall mean The Federal Housing Administration.

“Financial Covenants” shall mean those financial covenants set forth in Section 5.1(a).

“First Additional Principal Amortization Amount” shall mean an amount, due and payable on the First Additional Principal Amortization Date, sufficient to reduce the Advances outstanding on such date to an amount equal to the product of (i) the Advances outstanding on the Availability Period End Date and (ii) [***].

“First Additional Principal Amortization Date” shall mean the Monthly Payment Date occurring in the calendar month in which the Availability Period End Date occurs.

“Freddie/Freddie Acknowledgment Agreement” shall mean the Amended and Restated Acknowledgment Agreement, dated as of the Restatement Date, entered into by and among Freddie Mac, as owner, the Borrower, as borrower and Freddie Mac, as lender, pursuant to which Freddie Mac, as owner, acknowledges the terms of the Freddie Mac Credit Agreement, and the Freddie Mac MSRs being pledged thereunder, as further amended, modified, restated, supplemented or replaced from time to time.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation, its successors and permitted assigns.

“Freddie Mac Acknowledgment Agreement” shall mean the Amended and Restated Acknowledgment Agreement dated as of the Restatement Date entered into by and among Freddie Mac, the Borrower and the Administrative Agent pursuant to which Freddie Mac, as owner acknowledges the terms of this Agreement, and the Freddie Mac MSRs being pledged hereunder, as further amended, modified, restated supplemented or replaced from time to time.

“Freddie Mac Advance Rate” shall have the meaning set forth in the Agency Fee Letter.

“Freddie Mac Agency Guide” shall mean with respect to any Freddie Mac Mortgage Loan, the Freddie Mac Single-Family Seller/Servicer Guide, as it may be amended from time to time.

“Freddie Mac Borrowing Base Floor Percentage” shall have the meaning set forth in the Agency Fee Letter.

“Freddie Mac Credit Agreement” shall mean that certain Loan and Security Agreement, dated as of April 2, 2018, as amended by that certain Amendment No. 1 to the Loan and Security Agreement, dated as of March 13, 2019, as further amended by that certain Amendment No. 2 to the Loan and Security Agreement, dated as of the Restatement Date, by and between the Borrower, as borrower, and Freddie Mac, as lender, relating to the financing of certain Freddie Mac MSRs, as further amended, modified, restated, supplemented or replaced from time to time.

“Freddie Mac Expiration Date” shall mean the date occurring on July 9, 2021.

“Freddie Mac Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated as of the Restatement Date by and among Freddie Mac, as lender, the Borrower and the Administrative Agent, setting forth, among other things, certain agreements between Freddie Mac and the Administrative Agent with respect to the Borrower’s Freddie Mac Portfolio, as further amended, modified, restated, supplemented or replaced from time to time.

“Freddie Mac Minimum Servicing Compensation” shall mean an amount equal to [***] per annum of the aggregate unpaid principal balance of all Freddie Mac Mortgage Loans subject to this Agreement.

“Freddie Mac MSRs” shall mean mortgage servicing rights of the Borrower with respect to Mortgage Loans owned, or that have been securitized in mortgage-backed Securitization transactions guaranteed by, Freddie Mac and pledged to the Administrative Agent, for the benefit of the Lenders, pursuant to this Agreement and the Freddie Mac Acknowledgment Agreement.

“Freddie Mac Margin Rate” shall have the meaning set forth in the Agency Fee Letter.

“Freddie Mac Maximum Aggregate Commitment” shall mean an amount equal to two-thirds of the Aggregate Commitment; provided that at all times on and after the Freddie Mac Expiration Date, the Freddie Mac Maximum Aggregate Commitment shall mean an amount equal to $0.

“Freddie Mac Mortgage Loan” shall mean the mortgage loans identified as “Freddie Mac Mortgage Loans” listed on the most recently delivered Schedule of Assets.

“Freddie Mac Percentage” shall mean the fraction, expressed as a percentage, the numerator of which is the Freddie Mac Maximum Aggregate Commitment and the denominator of which is the sum or the Fannie Mae Maximum Aggregate Commitment and the Freddie Mac Maximum Aggregate Commitment.

“Freddie Mac Purchase Documents” shall have the meaning given to the term “Purchase Documents” in the Freddie Mac Agency Guide.

“Freddie Mac Requirements” shall mean the rights and interests of Freddie Mac in and to the Assets arising under the Servicing Contract, the Acknowledgment Agreement or any other agreement between the Borrower and Freddie Mac.

“Freddie Mac Servicing Contract” shall mean collectively, with respect to each Freddie Mac Mortgage Loan, the servicing agreement, the Freddie Mac Agency Guide and the Freddie Mac Purchase Documents.

“Futures Account” shall mean any account opened in the name of Borrower under an agreement governing futures and options on futures transactions between Borrower and GS&Co. and for which an account control agreement shall be entered into promptly following the Closing Date by and among the Borrower, GS&Co. and the Administrative Agent, pursuant to which the Administrative Agent shall be granted control (as defined in Section 9-106(b) of the UCC) and the ability to direct GS&Co. with respect to permitted withdrawals from the Futures Account following an Event of Default hereunder.

“GAAP” shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower’s independent certified public accountants and the Administrative Agent reasonably agree) both as to classification of items and amounts.

“GLB Act” shall have the meaning set forth in Section 10.16(b).

“Governmental Authority” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Governmental Authorization” shall mean any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“GS&Co.” shall mean Goldman Sachs & Co. LLC.

“GS Bank” shall have the meaning set forth in the introductory paragraph hereof.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a mortgaged property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Hedge Agreement” shall mean the Master Securities Forward Transaction Agreement between Borrower and GS&Co. dated November 27, 2012, as such agreement may be amended, restated or otherwise modified from time to time, or any ISDA Agreement entered into by the Borrower and GS Bank on or after the date of this Agreement that the Borrower and the Administrative Agent agree in writing constitutes a replacement thereto.

“HUD” shall mean the United States Department of Housing and Urban Development or any successor thereto.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit; (v) obligations of such Person to pay the deferred purchase price of property or services other than (A) deferred purchase price that is contingent upon performance and (B) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (vi) Capitalized Lease Obligations; (vii) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (viii) any Guarantee or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed (other than any Permitted Collateral Liens); (x) unvested pension obligations; and (xi) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof.

“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Indemnitees” shall have the meaning set forth in Section 10.5.

“Initial Credit Agreement” shall have the meaning set forth in the Recitals.

“Insolvency Event” shall mean, with respect to any Person:

(i) the commencement of: (a) a voluntary case by such Person under the Bankruptcy Code or (b) the seeking of relief by such Person under other debtor relief Laws in any jurisdiction outside of the United States;

(ii) the commencement of an involuntary case against such Person under the Bankruptcy Code (or other debtor relief Laws) and the petition is not controverted or dismissed within sixty (60) days after commencement of the case;

(iii) a custodian (as defined in the Bankruptcy Code) (or equal term under any other debtor relief Law) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other debtor relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v) such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(vi) any order of relief or other order approving any such case or proceeding referred to in clauses (i) or (ii) above is entered;

(vii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or

(viii) such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.

“Interest Accrual Period” shall mean for each Monthly Payment Date, the calendar month preceding the month in which such Monthly Payment Date occurs; provided, however, that with respect to the first Monthly Payment Date, the Interest Accrual Period shall be the period from and including the Closing Date to the end of the calendar month preceding such Monthly Payment Date.

“Interest Distribution Amount” shall mean for each Loan Note on any Monthly Payment Date, an amount equal to (A) the Cost of Funds for the related Interest Accrual Period with respect to each Lender, as such amount is reported to the Borrower by the Administrative Agent, and (B) any unpaid Interest Distribution Amounts from prior Monthly Payment Dates plus, to the extent permitted by law, interest thereon at the Cost of Funds Rate for the related Interest Accrual Period.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

“IRS” shall mean the Internal Revenue Service of the United States of America.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Governmental Authority.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof.

“Leverage Ratio” shall mean, with respect to any Person, as of the end of such Person’s fiscal quarter, a fraction, the numerator of which is the total Indebtedness of such Person (other than any non-recourse Securitizations) on such date and the denominator of which is the Adjusted Tangible Net Worth of such Person on such date.

“LIBOR” shall mean, for any Interest Accrual Period, an interest rate per annum equal to the rate appearing on the applicable Bloomberg screen page (the “Service”) (or on any successor or substitute page of the Service providing rate quotations comparable to those currently provided on such page of the Service, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, on the date two (2) Business Days preceding the commencement of such Interest Accrual Period, as the rate for U.S. Dollar deposits with a maturity of one (1) month; provided that LIBOR for the initial Monthly Payment Date shall be two (2) Business Days prior to the Closing Date; provided, further, that if at any time LIBOR shall be less than [***], then LIBOR shall be deemed to be [***] at such time.

“LIBOR Unavailability Notice” shall have the meaning set forth in Section 2.11(f)(i).

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Loan Extension Fee” shall have the meaning set forth in the Facility Fee Letter.

“Loan Note” shall mean each Loan Note of the Borrower in the form of Exhibit C attached hereto, payable to the order of a Lender, in the aggregate face amount of up to such Lender’s Commitment.

“Majority Lenders” shall mean, as of any date of determination, the Lenders (other than Defaulting Lenders) that have made Advances with an outstanding principal balance in excess of fifty percent (50%) of the aggregate principal balance of all the Advances outstanding hereunder.

“Mandatory Prepayment Event” shall exist on any date on which the aggregate amount of Advances outstanding exceeds the Required Prepayment Value as of such date by.

“Margin Rate” shall mean the Fannie Mae Margin Rate or the Freddie Mac Margin Rate, as applicable.

“Margin Stock” shall have the meaning set forth in Regulation U.

“Material Adverse Change” shall mean the occurrence of an event or a change in circumstances that had or is reasonably likely to have a Material Adverse Effect.

“Material Adverse Effect” shall mean, any event or circumstance having a material adverse effect on any of the following: (i) the business, property, assets, operations or financial condition of the Borrower, (ii) the ability of the Borrower to perform its material obligations under the Transaction Documents (including the obligation to pay interest due and payable), (iii) the validity, enforceability or collectability of the Transaction Documents, or (iv) the existence, perfection, priority, enforceability, value or collectability of the Administrative Agent’s security interest in a material portion of the Collateral.

“Maturity Date” shall mean the Monthly Payment Date that occurs on the 24th month following the Availability Period End Date.

“Maximum Rate” shall mean [***].

“MBA” shall mean the Mortgage Bankers Association or any successor thereto.

“Monthly Payment Date” shall mean the 15th calendar day of each calendar month or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing May 15, 2018.

“Monthly Report” shall have the meaning set forth in Section 5.1(y).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor rating agency.

“Mortgage Loan” shall mean the mortgage loans listed on the most recently delivered Schedule of Assets.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

“MSRs” shall mean mortgage servicing rights, excluding any rights to make and receive reimbursement for servicing advances, of the Borrower with respect to Mortgage Loans owned, or that have been securitized in mortgage-backed Securitization transactions guaranteed by, any Agency, provided that with respect to Freddie Mac MSRs, “MSRs” means the indivisible, conditional, non-delegable right and obligation of Servicer to service the Mortgage Loans for and on behalf of Freddie Mac.

“Multi-Employer Plan” shall mean a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has made or accrued an obligation to make contributions within any of the preceding five (5) plan years of the date of this Agreement.

“Multiple Employer Plan” shall mean a Single Employer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five (5) plan years preceding the date of this Agreement.

“Nationally Recognized Accounting Firm” shall mean (A) any of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLC, Deloitte LLP and any successors to any such firm and (B) any other public accounting firm designated by the Parent and approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed.

“Net Income” shall mean, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“NHA” shall mean the National Housing Act.

“Non-Amortization Eligibility Trigger” shall mean the occurrence and continuation of any of the following:

(i) The Portfolio Delinquency Rate with respect to any three-month period for the Borrower’s servicing portfolio with respect to the Agencies is greater than the Maximum Rate;

(ii) Two year “compare ratio” assigned to the Borrower by FHA under its “Neighborhood Watch” program exceeds [***]; and

(iii) [***] of the following prime servicer ratings with respect to the Borrower shall fall below the [***] rating level indicated below with respect to the following rating agencies:

S&P (Prime Servicer Rating): [***]

Fitch (Prime Servicer Rating): [***]

Moody’s (Prime Servicer Rating): [***]

provided, that (a) the two year “compare ratio” in clause (ii) above shall not be tested at any time during the fiscal year ending December 31, 2018 and (b) the Non-Amortization Eligibility Trigger shall be deemed to have been satisfied (A) in the case of (i) above, the foregoing delinquency rates returning and remaining below the specified Maximum Rate for a period of [***] consecutive months, (B) in the case of (ii) above during any period when clause (ii) is applicable, immediately upon the foregoing “compare ratio” decreasing below [***] and (C) in the case of (iii) above, immediately upon [***] applicable Prime Servicer Ratings being equal to or greater than the trigger rating above, provided further that in no event will such Non-Amortization Eligibility Trigger be deemed to have been satisfied at any time when an Event of Default shall have occurred and be continuing.

“Non-Usage Fee” shall have the meaning set forth in Section 2.5(a).

“Non-Usage Fee Percentage” shall have the meaning set forth in the Agency Fee Letter.

“Notice of Borrowing” shall have the meaning set forth in Section 2.4(a).

“Obligations” shall mean and include, with respect to the Borrower, all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Administrative Agent, any Lender or any other Person by the Borrower of any kind or nature, present or future, arising under this Agreement, the Loan Notes or any of the other Transaction Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes the principal amount of all Advances, together with interest, charges, expenses, fees and expenses chargeable to the Borrower pursuant to this Agreement or any other Transaction Document.

“OFAC” shall have the meaning set forth in Section 4.1(v).

“Officer’s Certificate” shall mean a certificate signed by an authorized officer of an entity.

“Original Lenders” shall have the meaning set forth in the Recitals.

“Original Credit Agreement” shall have the meaning set forth in the Recitals.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Asset or Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” shall have the meaning set forth in Section 10.8.

“Participant Register” shall have the meaning set forth in Section 10.8.

“Patriot Act” shall have the meaning set forth in Section 10.19.

“Permitted Collateral Liens” shall mean: (i) the security interest granted hereunder in favor of the Administrative Agent; (ii) interests of any Agency in the Collateral which are pursuant and/or subject to the Servicing Contract and/or the Acknowledgment Agreement; (iii) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of the Borrower; (iv) Liens for Taxes not yet due and payable; (v) Liens securing judgments not constituting an Event of Default under Section 6.1(f) that are, expressly or by operation of law, subordinate to the Administrative Agent’s Lien; (vi) Liens expressly permitted pursuant to the terms of any intercreditor agreement (including the Freddie Mac Intercreditor Agreement); and (vii) other than with respect to the MSRs included in the Collateral hereunder, the security interest granted to GS&Co. in connection with the Portfolio Hedges.

“Permitted Holders” shall mean Lone Star Fund VI (U.S.), L.P., LSF VI International 2, L.P., Lone Star Fund V (U.S.), L.P., and LSF V International Finance, L.P.

“Permitted Investments” shall mean any of the following investments:

(i) marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(ii) marketable debt securities issued by U.S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(iii) certificates of Deposit, Time Deposits, and Bankers Acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least “P-1” or “A-1”;

(iv) deposit accounts with any bank that is insured by the Federal Deposit Insurance Corporation and whose long-term obligations are rated “A2” or better by Moody’s and/or “A” or better by S&P;

(v) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided that each such credit rating is least “P-1” and/or “A-1”;

(vi) money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated “Aaa-mf” by Moody’s and/or “AAAm” by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services;

(vii) tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “Aa2” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); and

(viii) repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above.

For purposes of this definition, all rating requirements are based on the time of investment.

“Person” shall mean any individual, corporation (including a business trust), partnership, limited liability company, joint-stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.

“Plan” shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any ERISA Affiliate may have any liability.

“Portfolio” shall mean, with respect to any Agency, all of the Mortgage Loans owned by such Agency and serviced by the Borrower pursuant to the terms of the related Servicing Contract.

“Portfolio Delinquency Rate” shall mean, as of any date of determination, the ratio of (i) the unpaid principal balance of all residential mortgage loans which are serviced by the Borrower for any Agency that have monthly payments that are 60 days or more past due (calculated in accordance with the MBA delinquency calculation methodology) to (ii) the unpaid principal balance of all residential mortgage loans which are serviced by the Borrower for any Agency, in each case, as of the last calendar day of the immediately preceding month.

“Portfolio Hedges” shall mean (i) transactions entered into pursuant to the Hedge Agreement; (ii) transactions entered into in the Futures Account; and (iii) such other transactions as Administrative Agent and Borrower may agree constitute Portfolio Hedges.

“Potential Event of Default” shall mean any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Proceeding” shall mean any claim, litigation, investigation or proceeding.

“Proceeds” shall mean “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Rating Agency” shall mean each of DBRS, Fitch, Moody’s or S&P.

“Realizable Value” shall mean (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Borrower in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Borrower in accordance with the agreement governing the applicable Indebtedness (or, if such agreement does not contain any related provision, as determined by senior management of the Borrower in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Borrower or any of its Subsidiaries shall be the minimum price payable to the Borrower or such Subsidiary for such asset pursuant to such contractual commitment.

“Recipient” shall mean the Administrative Agent, the Lenders or any other recipient of any payment to be made by or on account of any obligation of the Borrower under this Agreement or any other Transaction Document.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the Borrower, or any other person or entity with respect to the Assets.

“Register” shall have the meaning set forth in Section 10.8.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“REO Assets” shall mean any real property owned by any Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Mortgage Loan.

“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

“Required Prepayment Value” shall mean, as of any date of determination, an amount equal to the greater of (x) [***] of the Borrowing Base as of such date and (y) the Borrowing Base as of such date plus [***]; provided that the “Required Prepayment Value” shall equal 100% of the Borrowing Base plus [***] as of such date if the Borrower exercises its right to dispute the Administrative Agent’s determination of the Administrative Agent Asset Value, the Valuation Agent Asset Value has been determined pursuant to Section 2.6(b) and the Borrowing Base as of such date is equal to the sum of (1) the product of (a) the most recently determined Administrative Agent Fannie Mae Market Value Percentage, (b) the aggregate unpaid principal balance of the Mortgage Loans related to the Fannie Mae MSRs, and (c) the Fannie Mae Borrowing Base Floor Percentage, and (2) the product of (x) the most recently determined Administrative Agent Freddie Mac Market Value Percentage, (y) the aggregate unpaid principal balance of the Mortgage Loans related to the Freddie Mac MSRs, and (z) the Freddie Mac Borrowing Base Floor Percentage.

“Reserve Amount” shall mean, with respect to any date of determination, an amount equal to the sum of (A) if any Non-Usage Fees were paid at the conclusion of the immediately preceding calendar quarter in which such date of determination occurs, an amount equal to the Non-Usage Fees that had accrued and become due and payable at the conclusion of the immediately preceding calendar quarter, and (B) the greater of (i) the Interest Distribution Amount that had accrued and became due and payable on the immediately preceding Monthly Payment Date, and (ii)(1) the product of (a) the outstanding principal balance of the Advances as of such date of determination, and (b) the Cost of Funds Rate as of such date of determination, divided by (2) 12.

“Responsible Officer” shall mean, with respect to any corporation, limited liability company or partnership, the chief executive officer, chief financial officer, any executive vice president or any senior vice president (the duties of which vice president include the administration of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby), and the treasurer.

“Restatement Date” shall mean the date of this Agreement.

“S&P” shall mean Standard and Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, or any successor rating agency.

“Schedule of Assets” shall mean the schedule of Assets attached to each Notice of Borrowing that meet the criteria of an Eligible Asset and which includes identifying information relating to such Assets as agreed to between the Borrower and the Administrative Agent, which schedule may be updated from time to time in accordance with the terms of this Agreement.

“Second Additional Principal Amortization Amount” shall mean an amount, due and payable on the Second Additional Principal Amortization Date, sufficient to reduce the Advances outstanding on such date to an amount equal to the product of (i) the Advances outstanding on the date on the Availability Period End Date and (ii) [***].

“Second Additional Principal Amortization Date” shall mean the Monthly Payment Date occurring in the calendar month determined by dividing (i) the number of calendar months occurring in the period beginning in the month on which the Availability Period End Date occurs and ending in the month on which the Maturity Date occurs, by (ii) 2.

“Secured Parties” shall mean the Administrative Agent and each Lender.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securitization” shall mean a public or private transfer, sale or financing of (i) Servicer Advances or MSRs, (ii) mortgage loans, (iii) installment contracts, (iv) deferred servicing fees; (v) other loans and related assets, and/or (vi) any other assets capable of being securitized, (clauses (i) – (vi) above, collectively, the “Securitization Assets”) by which the Borrower or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicer Advances or mortgage loans to a Securitization Entity.

“Securitization Assets” shall have meaning specified in the definition of “Securitization.”

“Securitization Entity” shall mean (i) any Person other than the Borrower (whether or not a Subsidiary of the Borrower) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Borrower or any Subsidiary and (iii) any special purpose Subsidiary of the Borrower formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Borrower or any Subsidiary other than under Credit Enhancement Agreements.

“Servicer Advance” shall mean advances made or required to be made by the Borrower or any of its Subsidiaries in its capacity as servicer under a Servicing Contract to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances; to enforce remedies, manage and liquidate REO Assets; or that the Borrower or any of its Subsidiaries otherwise advances in its capacity as servicer under such Servicing Contract.

“Servicing Contract” shall mean each of the Fannie Mae Lender Contract and the Freddie Mac Servicing Contract, as applicable.

“Servicing Fee” shall mean, with respect to any Mortgage Loan, the aggregate monthly fee payable to the Borrower in servicing such Mortgage Loan pursuant to the related Servicing Contract, not including any Ancillary Income.

“Single Employer Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multi-Employer Plan, that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or for which the Borrower or any ERISA Affiliate may have or have had liability within five (5) plan years preceding the date of this Agreement liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Subsidiary” shall mean, with respect to any Person at any time, (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person or any of such Person’s Subsidiaries is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries and (ii) any corporation, trust, partnership or other entity which is Controlled or capable of being Controlled by such Person or one or more of such Person’s subsidiaries.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest, additions to tax or penalties applicable thereto.

“Third Additional Principal Amortization Amount” shall mean an amount, due and payable on the Third Additional Principal Amortization Date, sufficient to reduce the Advances outstanding on such date to $0.

“Third Additional Principal Amortization Date” shall mean the Maturity Date.

“Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date and thereafter on each Borrowing Date pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Transaction Documents and the Advances hereunder and (b) the payment of all fees and expenses due and owing in connection with the foregoing.

“Transaction Documents” shall mean this Agreement, the Loan Notes, the Fee Letters, the Servicing Contracts, the Account Control Agreement, the Acknowledgment Agreements, the Freddie Mac Intercreditor Agreement, and any other agreements, instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time hereafter in accordance herewith or therewith, and “Transaction Document” shall mean any of the Transaction Documents.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

“United States” shall mean the United States of America.

“Unused Portion” shall mean, with respect to a Lender’s Commitment as of any day, the excess of (x) the Commitment of such Lender as of 5:00 P.M. (New York City time) on such day, over (y) the sum of the aggregate outstanding principal balance of the Advances of such Lender as of 5:00 P.M. (New York City time) on such day.

“Upfront Fee” shall have the meaning set forth in the Facility Fee Letter.

“U.S. Person” shall mean any Person who is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.15(g)(ii)(B)(3).

“VA” shall mean the U.S. Department of Veterans Affairs.

“Valuation Agent” shall mean the valuation service providers identified on Schedule III hereto, as may be amended from time to time by the Administrative Agent, the Borrower and the Majority Lenders.

“Valuation Agent Asset Value” shall mean, as of any date of determination, the sum of (i) the Valuation Agent Fannie Mae Asset Value, and (ii) the Valuation Agent Freddie Mac Asset Value.

“Valuation Agent Fannie Mae Asset Value” shall mean, as of any date of determination, the product of (i) the Fannie Mae Advance Rate, (ii) the Valuation Agent Fannie Mae Market Value Percentage, and (iii) the aggregate unpaid principal balance of the Mortgage Loans related to the Fannie Mae MSRs.

“Valuation Agent Fannie Mae Market Value Percentage” shall mean, with respect to any Fannie Mae MSR as of any date of determination, the percentage to be applied to the unpaid principal balance of the applicable Mortgage Loans, to arrive at the fair market value of such Fannie Mae MSR, as most recently determined by a Valuation Agent in accordance with Section 2.6, provided that, in no event shall the Valuation Agent Fannie Mae Market Value Percentage be greater than an amount equal to the market value thereof implying a discount rate which is the sum of the 5 Year Swap Rate and [***].

“Valuation Agent Freddie Mac Asset Value” shall mean, as of any date of determination, the product of (i) the Freddie Mac Advance Rate, (ii) the Valuation Agent Freddie Mac Market Value Percentage, and (iii) the aggregate unpaid principal balance of the Mortgage Loans related to the Freddie Mac MSRs.

“Valuation Agent Freddie Mac Market Value Percentage” shall mean, with respect to any Freddie Mac MSR as of any date of determination, the percentage to be applied to the unpaid principal balance of the applicable Mortgage Loans, to arrive at the fair market value of such Freddie Mac MSR, as most recently determined by Valuation Agent in accordance with Section 2.6, provided that, in no event shall the Valuation Agent Freddie Mac Market Value Percentage be greater than an amount equal to the market value thereof implying a discount rate which is the sum of the 5 Year Swap Rate and [***].

“Valuation Agent Market Value Percentage” shall mean the Valuation Agent Fannie Mae Market Value Percentage or the Valuation Agent Freddie Mac Market Value Percentage, as applicable.

“Warehouse Facility” shall mean any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase or origination by the Borrower or a Subsidiary of the Borrower of, or provide funding to the Borrower or a Subsidiary of the Borrower through the transfer of, loans, mortgage-related securities and other mortgage-related receivables purchased or originated by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (ii) finance the funding of or refinance Servicer Advances; or (iii) finance or refinance the carrying of REO

Assets related to loans and other mortgage-related receivables purchased or originated by the Borrower or any Subsidiary of the Borrower; provided that such purchase or origination is in the ordinary course of business; provided further, that such Warehouse Facility shall not be secured by a Lien on any of the Collateral or MSRs.

“Warehouse Facility Trusts” shall mean any Person (whether or not a Subsidiary of the Borrower) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by (i) specified loans, mortgage-related securities and other mortgage-related receivables purchased by, and/or contributed to, such Person from the Borrower or any Subsidiary of the Borrower; (ii) specified Servicer Advances purchased by, and/or contributed to, such Person from the Borrower or any other Subsidiary of the Borrower; or (iii) the carrying of REO Assets related to loans and other mortgage-related receivables purchased by, and/or contributed to, such Person or the Borrower or any Subsidiary of the Borrower.

“Warehouse Indebtedness” shall mean Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

Section 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

Section 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any Financial Covenant to eliminate the effect of any change in GAAP on the operation of such covenant, then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Administrative Agent.

Section 1.4 Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (B) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (C) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (D) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (E) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, (F) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced and (G) “or” is not exclusive.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.1 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Transaction Documents, the Administrative Agent and the Lenders agree to establish the credit facility set forth in this Agreement for the benefit of the Borrower.

Section 2.2 The Advances. Upon the terms and subject to the conditions hereinafter set forth, the Lenders, severally but not jointly, shall from time to time during the Availability Period, make loans to the Borrower secured by the Collateral. Each such Advance shall be made by a Lender in respect of its Commitment; provided, however, that no such Advance shall cause (i) a Borrowing Base Deficiency; (ii) the aggregate of Advances with respect to Fannie Mae MSRs pledged as Collateral hereunder outstanding (1) to exceed the Fannie Mae Maximum Aggregate Commitment, or (2) with respect to any Lender, to exceed the product of such Lender’s Commitment and the Fannie Mae Percentage; or (iii) the aggregate of Advances with respect to Freddie Mac MSRs pledged as Collateral hereunder outstanding (1) to exceed the Freddie Mac Maximum Aggregate Commitment, or (2) with respect to any Lender, to exceed the product of such Lender’s Commitment and the Freddie Mac Percentage.

Section 2.3 Use of Proceeds. Except as otherwise provided in Section 2.18 and Section 2.19 herein, proceeds of Advances shall only be used by the Borrower to (A) purchase, in the ordinary course of business, MSRs and related assets from the applicable Agency, (B) pay certain fees and expenses incurred in connection with the establishment of the credit facility set forth in this Agreement, and (C) make cash distributions from time to time pursuant to Section 5.2(d) in an amount not exceeding the excess of the Borrowing Base over the outstanding principal amount of the Advances.

Section 2.4 Making the Advances. (a) Except as otherwise provided herein, the Borrower may request the Lenders to make Advances to the Borrower no more frequently than twice per week by the delivery to the Administrative Agent, not later than 3:00 P.M. (New York City time) on any Business Day of a written notice of such request substantially in the form of Exhibit B attached hereto (each such notice, a “Notice of Borrowing”), together with a duly completed Borrowing Base Certificate, signed by a Responsible Officer and including a Schedule of Assets. Any Notice of Borrowing or Borrowing Base Certificate received by the

Administrative Agent after the time specified in the immediately preceding sentence shall be deemed to have been received by the Administrative Agent on the next Business Day, and to the extent that results in the proposed Borrowing Date being earlier than two (2) Business Days after the date of delivery of such Notice of Borrowing, then the date specified in such Notice of Borrowing as the proposed Borrowing Date of an Advance shall be deemed to be the Business Day immediately succeeding the proposed Borrowing Date of such Advance specified in such Notice of Borrowing. The proposed Borrowing Date specified in a Notice of Borrowing shall be no earlier than two (2) Business Days after the date of delivery of such Notice of Borrowing and may be up to a maximum of thirty (30) days after the date of delivery of such Notice of Borrowing. Unless otherwise provided herein, each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the Advance requested, and (ii) the Borrowing Date (which shall be a Business Day).

(b) The aggregate principal amount of each Advance, other than the initial Advance hereunder, shall not be less than [***].

(c) Upon receipt by the Administrative Agent of a Notice of Borrowing and a Borrowing Base Certificate from the Borrower, the Administrative Agent shall promptly (on the date of its deemed receipt of the related Borrowing Base Certificate) deliver to each Lender a copy of such Notice of Borrowing and a written notice specifying each Lender’s Applicable Percentage of the amount requested by the Borrower pursuant to the applicable Notice of Borrowing. Thereafter, each Lender shall make Advances in an aggregate amount equal to its Applicable Percentage of the amount requested by the Borrower pursuant to the applicable Notice of Borrowing to the Administrative Agent’s Account by no later than 3:00 P.M. (New York City time) on the Borrowing Date specified or deemed specified in such Notice of Borrowing, and the Administrative Agent shall promptly make such Advance available to the Borrower in U.S. Dollars to the Borrower’s Account.

Section 2.5 Fees.

(a) Non-Usage Fee. On the Monthly Payment Date occurring immediately after each calendar quarter during the Availability Period, beginning with the calendar quarter ending on June 30, 2018, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders and as consideration for each Lender’s Commitment hereunder, a non-usage fee in Dollars (the “Non-Usage Fee”) in an amount equal to: the (1) the applicable Non-Usage Fee Percentage as described in the Agency Fee Letter, if any, multiplied by (2) the daily average Unused Portion of such Lender’s Commitment during the immediately preceding calendar quarter; provided that for the purposes of this provision, with respect to any Lender, the Commitment of such Lender shall be deemed to be zero while such Lender is a Defaulting Lender. Accrued Non-Usage Fees shall be due and payable in arrears on the Monthly Payment Date occurring immediately after each calendar quarter during the Availability Period, and on the last day of the Availability Period. Computations of the Non-Usage Fee shall be made by the Administrative Agent on the basis of a year of 360 days and for the actual number of days elapsed, and, with respect to each Lender, pro rata based on such Lender’s Commitment.

Section 2.6 Borrowing Base. (a) The Administrative Agent may, in its good faith discretion, and shall, at the request of the Majority Lenders, on any date, calculate the Borrowing Base and shall provide written notice thereof to the Borrower. To the extent any such calculation results in a Mandatory Prepayment Event, the Administrative Agent shall deliver a notice to the Borrower and each Lender (a “Mandatory Prepayment Notice”), setting forth the calculation thereof (which shall be conclusive absent manifest error), and any payments required to be made by the Borrower as a result of such calculation shall be due and owing as provided in Section 2.9. For purposes of determining the Borrowing Base in accordance with this Section 2.6, the Administrative Agent shall adjust the Administrative Agent Asset Value to include the Derivatives Termination Value of the Borrower’s rights in any Portfolio Hedges pledged as Collateral hereunder (and solely for the purposes of determining the Borrowing Base for the purposes of this Section 2.6, net of any cash posted with respect to such Portfolio Hedges), as such Derivatives Termination Value is determined by the Administrative Agent in its discretion, exercised in good faith, at any time and from time-to-time on a daily basis or more frequently, taking into consideration the Fannie Mae Advance Rate or Freddie Mac Advance Rate, as applicable. At the Administrative Agent’s discretion, the Administrative Agent may obtain valuation reports with respect to the Administrative Agent Asset Value from a Valuation Agent, at any time and from time to time on a non-binding basis.

(b) Notwithstanding the foregoing or anything to the contrary contained herein, the Borrower shall have the right to dispute the Administrative Agent’s calculation of the Administrative Agent Asset Value (other than the Derivatives Termination Value) by notifying the Administrative Agent and the Lenders within five (5) Business Days after the Borrower receives a Mandatory Prepayment Notice. If the Borrower disputes the Administrative Agent’s determination of any Administrative Agent Asset Value, then the Administrative Agent, on one hand, and the Borrower, on the other hand, shall each promptly direct separate Valuation Agents, to each prepare a valuation report with respect to the Administrative Agent Asset Value. The average of the midpoint values indicated in the two valuation reports submitted by the Valuation Agents shall become the conclusive Valuation Agent Market Value Percentage of the related MSRs that constitute Eligible Assets, binding upon all Parties, absent manifest error.

(c) To the extent a Mandatory Prepayment Event remains following the determination of any Valuation Agent Market Value Percentage in accordance with clause (b), such Mandatory Prepayment Event shall be paid as provided in Section 2.9. Any costs, expenses, fees and other amounts due and owing to any Valuation Agent or Dealer in connection with the engagement of such Valuation Agent or Dealer in accordance with this Section 2.6 shall be an Obligation of the Borrower and shall become due and payable on the immediately succeeding Monthly Payment Date in accordance with Section 2.7.

Section 2.7 Repayment of the Advances. (a) The outstanding principal balance of the Advances and the other Obligations owing under this Agreement, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

(b) On each Monthly Payment Date prior to the occurrence of an Event of Default, the Borrower shall cause the payment in full of all Distributable Amounts to the Administrative Agent for payment to the applicable Parties; provided that the Borrower shall pay the Credit Manager Fees directly to the Credit Manager on or prior to each Monthly Payment Date as provided in the Credit Manager Agreement; provided further that to the extent the Credit Manager Fees paid by the Borrower during any twelve-month period beginning in April 2018, exceed [***] in the aggregate (such excess, the “Credit Manager Annual Excess”), the Borrower shall endeavor to deliver a notice, including calculations and proof of payment thereof, to the Administrative Agent on or prior to the date that is ten (10) days prior to the third Monthly Payment Date of each successive twelve-month period commencing April 2018 (each, a “Credit Manager Period”) (which may be included in the Monthly Report for April), and setting forth the Borrower’s election to (i) reduce the Interest Distribution Amount due and owing on such Monthly Payment Date in an amount equal to the Credit Manager Annual Excess for the most recently ended Credit Manager Period, or (ii) instruct the Administrative Agent to remit to the Borrower an amount equal to the Credit Manager Annual Excess for the most recently ended Credit Manager Period. Notwithstanding the foregoing, the failure to provide such notice does not preclude the Borrower from recovering the Credit Manager Annual Excess pursuant to the provisions above.

(c) On each Monthly Payment Date following the occurrence and during the continuation of an Event of Default, based on information supplied to the Administrative Agent by the Borrower in the related Monthly Report or otherwise, including an Authorization to Distribute Collection Account Funds in the form attached hereto as Exhibit G, which shall be completed by the Borrower and, with the Administrative Agent’s consent, delivered to the Account Bank (which consent shall not be deemed to be an agreement by any Lender as to the accuracy of the information contained therein), amounts on deposit in the Collection Account, including Collections deposited therein during the related Collection Period shall be disbursed by the Account Bank from the Collection Account and applied on such Monthly Payment Date in the following order of priority:

(i) first, to the Borrower, the Base Servicing Fee with respect to the related Collection Period;

(ii) second, ratably (a) to the Administrative Agent, all costs, expenses, reimbursements and indemnification amounts of the Administrative Agent, and (b) to the Credit Manager, the Credit Manager Fees with respect to such Monthly Payment Date and all costs, expenses, reimbursements and indemnification amounts of the Credit Manager;

(iii) third, to the Administrative Agent, on behalf of the Lenders, the Interest Distribution Amount with respect to such Monthly Payment Date;

(iv) fourth, to the Administrative Agent, on behalf of the Lenders, the payment of the Non-Usage Fee with respect to such Monthly Payment Date;

(v) fifth, to the Administrative Agent, on behalf of the Lenders, any Additional Principal Amortization Amounts due and payable on such Monthly Payment Date;

(vi) sixth, for distribution to each Lender, pro rata, based on the Advances held by such Lender, all remaining amounts to be applied to the reduction of such Advances to zero on such date;

(vii) seventh, to the Administrative Agent, on behalf of the applicable party, all Breakage Cost and other amounts that are then due and payable pursuant to Section 2.11;

(viii) eighth, to the Administrative Agent, on behalf of the applicable party, all fees, expenses, indemnitees and other amounts that are due and payable by the Borrower and incurred in connection with this Agreement, the financing, management, operation or maintenance of the Assets or the Transaction Documents, including to consultants and experts retained by the Borrower (including attorneys and accountants) and Verification Agents and Dealers retained pursuant to the terms hereof;

(ix) ninth, to the Administrative Agent, on behalf of any applicable party, the ratable payment of all other Obligations that are past due or payable on such date; and

(x) tenth, all remaining amounts to the Borrower’s Account on such date.

Section 2.8 Certain Repayments and Prepayments. (a) The Borrower (through the Administrative Agent pursuant to, and in accordance with the priority of payments set forth in Section 2.7(c) and as otherwise permitted in this Agreement) shall repay in full the aggregate amount of all Advances outstanding on the Maturity Date.

Section 2.9 Mandatory Prepayments of Advances.

(a) Mandatory Prepayment Event.

(i) If a Mandatory Prepayment Event exists on any date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, an amount necessary to cause the aggregate amount of Advances outstanding to equal the lesser of the Aggregate Commitment and the Borrowing Base as of such date, together with accrued but unpaid interest on the amount required to be so prepaid to the date of such prepayment. All such amounts shall become due and payable (i) if such Borrowing Base Deficiency does not exceed [***] of the Advances then outstanding, within [***] following the Borrower’s receipt of a Mandatory Prepayment Notice, (ii) if such Borrowing Base Deficiency exceeds [***] but does not exceed [***] of the Advances outstanding, within [***] following the Borrower’s receipt of a Mandatory Prepayment Notice, and (iii) if such Borrowing Base Deficiency exceeds [***] of the Advances outstanding or if such Borrowing Base Deficiency is in any way related to the occurrence of the Freddie Mac Expiration Date, within the greater of [***] and [***] following the Borrower’s receipt of a Mandatory Prepayment Notice. For the avoidance of doubt, the [***] period during which the Borrower may dispute the Administrative Agent’s determination of the Administrative Agent Asset Value set forth in Section 2.6 shall not operate to extend the cure periods referenced in the preceding sentence.

(ii) In lieu of making any prepayment in accordance with clause (i) above to eliminate a Mandatory Prepayment Event, the Borrower may identify as Collateral additional Fannie Mae MSRs or Freddie Mac MSRs, as applicable, in an amount such that the lesser of the Aggregate Commitment and the Borrowing Base shall equal or exceed the aggregate amount of Advances outstanding relating thereto. Upon such identification, such MSRs shall be Collateral hereunder without any further action by the Administrative Agent or the Lenders, provided that, immediately prior to and immediately after giving effect to such contribution, (i) no Event of Default exists, and (ii) each of the representations, warranties, covenants and agreements made or deemed to be made by the Borrower under or in connection with this Agreement and the Transaction Documents to which they are parties, is true and correct in all material respects as of such date.

(iii) In the event that a Mandatory Prepayment Event exists and without limiting the Administrative Agent’s right to determine the Borrowing Base on any day, the Administrative Agent may retain any funds received by it to which Borrower would otherwise be entitled hereunder, which funds may be held by the Administrative Agent against the related Mandatory Prepayment Event.

(iv) Notwithstanding anything to the contrary contained in this Section 2.9 or otherwise, (i) any and all obligations of the Borrower to eliminate a Mandatory Prepayment Event and any right of the Administrative Agent and any Lender in respect of a Mandatory Prepayment Event, shall be subject in all respects to the right of the Administrative Agent to determine the Borrowing Base, which right shall supersede any and all of such obligations and rights in respect of Mandatory Prepayment Event set forth in this Section 2.9 or otherwise.

(b) Change of Control. Upon the occurrence of a Change of Control without the prior written approval of the Administrative Agent (which may be given or withheld in the Administrative Agent’s sole discretion), the Borrower shall, at the Administrative Agent’s option, not later than five (5) Business Days after written demand by the Administrative Agent, prepay the outstanding principal amount of the Loans and any unpaid accrued interest and, upon any such demand, all Commitments hereunder shall automatically terminate without further action of the Administrative Agent.

Section 2.10 Optional Prepayments. During the Availability Period, the Borrower may, at its option, prepay all or any portion of the Advances outstanding and obtain a release of Collateral on any date (the “Redemption Date”) upon prior written notice delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) two (2) Business Days (or one (1) Business Day, if (A) there has been no change to the Collateral since the later of (x) an Advance under this Agreement or (y) the most recent Monthly Report, and (B) no Collateral will be released in connection with such prepayment); provided that the Borrower shall be permitted to deliver such notice no more frequently than one (1) time during any week. Each such notice shall be in the form attached hereto as Exhibit H and shall specify (i) the aggregate amount of the prepayment to be made on the Advances outstanding, (ii) the Redemption Date, and (iii) the Collateral to be released on such Redemption Date in connection with such prepayment, and shall include a duly completed Borrowing Base Certificate containing information accurate as of such date. Each such prepayment shall be in a minimum principal amount equal to [***] and in integral multiples of [***] in excess thereof. Each such prepayment of the Advances outstanding shall be accompanied by a payment of all outstanding indemnity Obligations of the Borrower then due and owing under this Agreement, and, to the extent the Borrower has requested a prepayment in full of the Advances then outstanding, all accrued and unpaid interest thereon, in each case, through such Redemption Date. Any such prepayment shall be made out of Collections by transfer by the Borrower, or the Account Bank, from the Collection Account to the Lenders at the written direction of the Borrower or out of other funds of the Borrower, so long as, after giving effect to the deposit of the applicable prepayment amount and release of Collateral, the following conditions shall have been satisfied:

(i) no selection procedures are used with respect to identification of Assets to be released or retained that are materially adverse to the Secured Parties, to the extent such selection procedures are used in the exercise of the Borrower’s bad faith or unfair dealing;

(ii) no Borrowing Base Deficiency, Potential Event of Default or Event of Default shall exist either prior to, or after giving effect to the prepayment of the applicable portion of the Advances outstanding and the release of the related Collateral (unless, in the case of a Borrowing Base Deficiency, the amount of such Borrowing Base Deficiency is eliminated as a result of such prepayment and release); and

(iii) the representations and warranties set forth in Article IV are true and correct as of such Redemption Date (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) after giving effect to the prepayment of the applicable portion of the Advances outstanding and release of the related Collateral.

Section 2.11 Breakage Costs; Increased Costs; Capital Adequacy; Additional Indemnifications; LIBOR Unavailability; Illegality.

(a) Breakage Costs. If an Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower hereby agrees to pay any Breakage Costs resulting therefrom on the next Monthly Payment Date immediately following the date on which such Breakage Costs are incurred.

(b) Increased Costs. If (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation by a Governmental Authority, (ii) the compliance by any Lender or the Administrative Agent (each of which, an “Affected Party”) with any guideline or request from any Governmental Authority (whether or not having the force of law) or (iii) any Change in Law, (a) shall subject any Affected Party to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (b) shall impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party or (c) shall impose any other condition affecting the rights of any Lender and the Administrative Agent hereunder, the result of which is to increase the cost (other than Taxes) to any Affected Party under this Agreement or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then on the next Monthly Payment Date immediately following the receipt of written demand by such Affected Party, the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered to the extent such additional or increased costs or reduction are incurred or suffered in connection with any obligation to make Advances hereunder, any of the rights of such Lender or the Administrative Agent hereunder, or any payment made hereunder.

(c) Capital Adequacy. If (i) the introduction of or any change after the Closing Date in or in the interpretation of any law, guideline, rule, regulation, directive or request, (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including compliance by an Affected Party with any request or directive regarding capital adequacy or (iii) any other Change in Law has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change, compliance or Change in Law (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then on the next Monthly Payment Date immediately following the receipt of written demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(d) If as a result of any event or circumstance similar to those described in Sections 2.11(a), 2.11(b) or 2.11(c), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Monthly Payment Date immediately following the receipt of written demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

(e) In determining any amount provided for in this Section 2.11, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.11 shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

(f) LIBOR Unavailability. Notwithstanding anything to the contrary,

(i) in the event that the Administrative Agent shall have reasonably determined in good faith that U.S. Dollar deposits in the principal amounts of the Advances are not generally available in the London interbank market, or that the Administrative Agent has been notified in writing by the Majority Lenders that the rates at which such U.S. Dollar deposits are being offered will not adequately and fairly in good faith reflect the cost to the Majority Lenders of making or maintaining loans at

LIBOR, the Administrative Agent shall, as soon as practicable thereafter, notify the Borrower and the Lenders of such determination (a “LIBOR Unavailability Notice”). The Administrative Agent may rescind any such LIBOR Unavailability Notice in the event that the circumstances giving rise to such notice no longer exist (such notice to be provided by the Administrative Agent promptly upon written notice of the Majority Lenders that the circumstances giving rise to such LIBOR Unavailability Notice have ceased to exist).

(ii) In the event that LIBOR is phased out, and a new benchmark is established or administered by the Financial Conduct Authority or ICE Benchmark Administration or other comparable authority, and such new benchmark with a one-month maturity is readily available through Bloomberg or a comparable medium, then the Administrative Agent shall utilize such new benchmark with a one-month maturity for all purposes hereof in place of LIBOR.

(iii) If a LIBOR Unavailability Notice has been delivered but not rescinded, LIBOR cannot be determined or has been phased out and no new benchmark under clause (ii) has been established, the Administrative Agent shall designate a comparable alternative benchmark (the “Alternative Rate”), which may include reference to the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) London Banking Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Advance on which “LIBOR” is being calculated, and shall give notice thereof to the Borrower by telephone, facsimile, or other electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower that the circumstances giving rise to the determination of the Alternative Rate no longer exist or that LIBOR can be determined or a new benchmark under clause (ii) has been established, all calculations of interest by reference to LIBOR hereunder shall instead be made by reference to the Alternative Rate.

(g) Illegality. Notwithstanding any other provision of this Agreement, in the event that any Lender shall have reasonably determined in good faith that any Change in Law shall make it unlawful for such Lender to fund or maintain any Advance by compliance by such Lender in good faith with any Law, then such Lender shall promptly notify the Administrative Agent and the Borrower, following which (a) such Lender’s obligation to fund any Advance shall be suspended until such time as such Lender may again fund and maintain its Advances hereunder, (b) if a Notice of Borrowing has been submitted pursuant to Section 2.4(A) but the affected Advance has not been funded, the Borrower may revoke such Notice of Borrowing by giving written notice to the Administrative Agent thereof on the same day that the Borrower was notified by the Lender pursuant to this Section 2.11(g) and (c) if such Law shall so mandate, such Lender’s outstanding Advances shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower to such Lender under this Agreement, on the last day of the Interest Accrual Period with respect to such Advances (or before such date as shall be mandated by such Law), it being acknowledged that any amounts prepaid pursuant to clause (c) above may be paid with an Advance or Advances made with an interest rate calculated pursuant to the Alternative Rate.

Section 2.12 Payments and Computations. (a) The Borrower (through the Administrative Agent pursuant to Section 2.7) shall make each payment and prepayment hereunder and under the Loan Notes in respect of principal, interest, expenses, indemnities, fees or other Obligations due from the Borrower to the Administrative Agent or any Lender not later than 4:00 P.M. (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.3 or to the Administrative Agent’s Account in immediately available, same-day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Transaction Documents to more than one Lender, then to such Lenders ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, then to such Lender, in each case to be applied in accordance with Section 2.7. All computations of interest based shall be made by the Administrative Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) All payments to be made in respect of fees due hereunder to the Administrative Agent or any Lender from the Borrower shall be made pursuant to Section 2.7, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature (other than with respect to Taxes pursuant to Section 2.15), and an action therefor shall immediately accrue.

Section 2.13 Payment on Non-Business Days. Whenever any payment hereunder or under the Loan Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

Section 2.14 Extension of Availability Period. (a) The Borrower may, by notice to the Administrative Agent not later than thirty (30) days prior to the end of the Availability Period End Date then in effect hereunder, request that the Administrative Agent and the Lenders extend the Availability Period End Date then in effect for an additional period of thirty-six months such that the new Availability Period End Date under this Agreement will be the Monthly Payment Date occurring in the thirty-sixth month after the month in which the Borrower’s extension request is granted by the Administrative Agent (if so granted). There shall be no limit on the Borrower’s ability to submit multiple requests for extension of the Availability Period End Date then in effect as it is the parties’ intent that this Agreement may be renewed for successive thirty-six month periods.

(b) The Administrative Agent, with the written consent of each Lender (other than any Defaulting Lender), shall advise the Borrower whether the Lenders agree to any requested extension of the Availability Period End Date within thirty (30) days after the Borrower has given notice to the Administrative Agent that it requests an extension of the Availability Period End Date; provided, that if the Lenders do not agree to any requested extension, the Borrower may renew its request for an extension at any time or from time to time prior to the end of the Availability Period End Date then in effect; provided further, that the Administrative Agent’s failure to respond within such period shall constitute the Administrative Agent’s denial of the requested extension.

(c) Any such request to extend the Availability Period End Date shall be subject to the following conditions: (i) any such extension of the Availability Period End Date will be effective only upon the written agreement of the Administrative Agent, the Lenders and the Borrower, and (ii) the Administrative Agent shall have received payment in full of the Loan Extension Fee on or prior to the then applicable Availability Period End Date. Upon satisfaction of the foregoing conditions, the date referenced in the definition of “Availability Period End Date” shall be automatically extended for an additional thirty-six months after the date that the Borrower’s extension request is granted by the Administrative Agent. This Section shall supersede any provisions in Section 10.2 to the contrary.

Section 2.15 Taxes.

(a) Defined Terms. For purposes of this Section 2.15 the term “applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.8 relating to the maintenance of the Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Recipients.

(i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(g)(ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing,

(A) any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B) any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or Administrative Agent) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate (in a form reasonably acceptable to the Borrower) to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9 or other certification documents from each beneficial owner, as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Recipient which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) [Reserved].

(i) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental

Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.15(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15(i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.16 Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) The Non-Usage Fee shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.5; and

(ii) the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(b) If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent shall so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender shall purchase at par such of the Advances of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.17 Security Interest. (a) Subject to the terms of the Acknowledgment Agreements, the Borrower hereby grants, pledges and assigns to the Administrative Agent (on behalf of and for the ratable benefit of each Secured Party) as security for the payment and performance by the Borrower of the Obligations, a security interest in all of the Borrower’s right, title and interest in, to and under, in any case, whether now owned or hereafter acquired (i) all MSRs arising under or related to the Fannie Mae Lender Contract; (ii) all MSRs arising under or related to the Freddie Mac Servicing Contract and identified on the related Schedule of Assets; (iii) the Borrower’s rights (but not its obligations) under the Transaction Documents including without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created; (iv) the Borrower’s rights (but not its obligations) under the Portfolio Hedges (which shall be acceptable in form and substance acceptable to the Administrative Agent) and any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created; (v) all “Excess Funds” (as that term is defined in the Freddie Mac Intercreditor Agreement), following the payment in full of all claims, expenses and obligations to Freddie Mac set forth in the Freddie Mac Credit Agreement and the Freddie/Freddie Acknowledgment Agreement; and (vi) all Records relating to and all proceeds of the foregoing (collectively, the “Collateral”). For the avoidance of doubt, each party hereto acknowledges and agrees that with respect to MSRs arising under or related to a Servicing Contract, “Collateral” does not include servicing advances subject to reimbursement from the applicable Agency related to mortgage servicing rights subject to the related Servicing Contract, including without limitation, payments of principal, interest, taxes and or insurance made by any borrower in respect of a Mortgage Loan owned or guaranteed by such Agency.

(b) The parties acknowledge that the Agencies have certain rights under the Acknowledgment Agreements, including without limitation the right to cause the Borrower to transfer servicing to a transferee servicer under certain circumstances all as more particularly set forth therein. The Transferee Servicer shall have all the rights and remedies against the Borrower and the Collateral as set forth herein and under the UCC.

(c) GS&Co. hereby acknowledges the grant, pledge and assignment of the Borrower’s rights (but not its obligations) under the Portfolio Hedges set forth in Section 2.17(a)(iv) and agrees that such grant, pledge and assignment does not violate any restrictions related thereto set forth in such Portfolio Hedges.

(d) [Reserved].

(e) The Borrower will promptly at its expense execute and deliver such instruments, financing and continuation statements and documents and take such other actions as the Administrative Agent may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce the Administrative Agent’s and each Lender’s interests, rights and remedies under and with respect to the Transaction Documents, the Advances and the Assets. To the extent the Borrower has filed or caused the filing of any document as provided above, the Borrower shall deliver to the Administrative Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(f) If the Borrower fails to perform any of its Obligations, then the Administrative Agent may (but shall not be required to) perform or cause to be performed such Obligation, and the costs and expenses incurred by the Administrative Agent in connection therewith shall be payable by the Borrower. Without limiting the generality of the foregoing, if the Borrower fails to perform any of its Obligations, the Borrower authorizes the Administrative Agent, at the option of the Administrative Agent and the expense of the Borrower, at any time and from time to time, to take all actions and pay all amounts that the Administrative Agent deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Assets, including the right to liquidate the Assets, and the Administrative Agent’s Liens and interests therein or thereon and to give effect to the intent of the Transaction Documents. No Potential Event of Default or Event of Default shall be cured by the payment or performance of any Obligation by the Administrative Agent on behalf of the Borrower. The Administrative Agent may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, Tax Lien, title or claim except to the extent such payment is being contested in good faith by the Borrower in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(g) Upon termination of this Agreement, Administrative Agent shall promptly file termination statements with respect to each financing statement filed pursuant to this Section 2.17. If evidence of filing such termination statements has not been delivered to the Borrower within ten (10) days of termination of this Agreement, the Administrative Agent hereby authorizes the Borrower to file such termination statements.

Section 2.18 Limited Pledge of Fannie Mae Servicing. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, the pledge of the Borrower’s right, title and interest in the Fannie Mae MSRs under the Fannie Mae Lender Contract identified on the Schedule of Assets shall only secure the Borrower’s indebtedness and obligations to the Administrative Agent and each Lender incurred for (i) the purposes of securing (a) a warehouse line of credit and used for one of the purposes set forth in clauses (b) or (c), (b) a loan whose proceeds have been or will be used to acquire or retain through its origination activities rights in the Fannie Mae Lender Contract in accordance with the provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide by the Borrower, (c) a loan whose proceeds have been or will be used to purchase from another mortgage banking company the contract right to service Mortgage Loans, or to purchase assets of, or stock issued by, such company, or (ii) any other purpose which Fannie Mae, in its sole and absolute discretion, considers to be consistent with the purposes of the Fannie Mae Acknowledgment Agreement to be executed among the Borrower, the Administrative Agent and Fannie Mae; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Fannie Mae supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Fannie Mae Lender Contract, Fannie Mae Acknowledgment Agreement or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and

provided further that the security interest created hereby is subject to the following condition and such provision below shall be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the Fannie Mae Acknowledgment Agreement):

“The Security Interest described in this financing statement is subordinate to all rights of Fannie Mae under (i) the terms of an Amended and Restated Acknowledgment Agreement, with respect to the Security Interest among Fannie Mae, Caliber Home Loans, Inc. (the “Debtor”) and Goldman Sachs Bank USA, as Administrative Agent for Lenders and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights.”

Section 2.19 Limited Pledge of Freddie Mac Servicing. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, the pledge of the Borrower’s right, title and interest in the Freddie Mac MSRs under the Freddie Mac Servicing Contract identified on the Schedule of Assets shall only secure the Borrower’s indebtedness and obligations to the Administrative Agent and each Lender incurred for the following limited purposes: (i) to fund Servicer’s purchase of additional servicing portfolios; (ii) to effect Servicer’s purchase of a mortgage banking company; (iii) to fund Servicer’s working capital consistent with its residential mortgage business operations or (iv) any other purpose which Freddie Mac, in its sole and absolute discretion, considers to be consistent with the purposes of the Freddie Mac Acknowledgment Agreement; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Freddie Mac supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Freddie Mac Servicing Contract, Freddie Mac Acknowledgment Agreement or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest created hereby is subject to the following condition and such provision below shall be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the Freddie Mac Acknowledgment Agreement):

“Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac

Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac.”

Section 2.20 Commitment Increases. (a) The Borrower may, from time to time during the Availability Period, request that the Lenders ratably (unless otherwise agreed to by the Administrative Agent) increase the Commitments then in effect by delivering a written notice to the Administrative Agent no later than thirty (30) days prior to the proposed effective date of such increase, specifying the requested increase; provided that in no event will such increase result in the Aggregate Commitment exceeding [***], unless otherwise agreed to by the Administrative Agent.

(b) The Administrative Agent shall advise the Borrower whether one or more of the Lenders have committed to fund any requested increase; provided, that if one or more of the Lenders do not agree to any requested increase, the Borrower may renew its request for an increase at any time or from time to time prior to the end of the Availability Period; provided further, that the Administrative Agent’s failure to respond shall not constitute the Administrative Agent’s and the Lenders’ consent to the requested increase.

(c) Any such request to increase a Commitment shall be subject to the following conditions, the satisfaction of which shall be in the sole and absolute discretion of the Administrative Agent: (i) any such increase will be effective only upon the written agreement of the Administrative Agent, the applicable Lenders funding the increase and the Borrower, and (ii) all conditions set forth in Section 3.2 shall have been satisfied on or prior to the date of such increase.

Section 2.21 Base Servicing Fee Increases. Upon written notice to the Borrower by Fannie Mae of the need to improve or maintain adequate performance of servicing activities or to comply with the Fannie Mae Lender Contract or requirements issued by regulatory entities, the Borrower shall deliver such notice to the Administrative Agent within five (5) Business Days of receipt. Such notice from the Borrower shall include a request to increase the Base Servicing Fee Rate. The Base Servicing Fee Rate shall be adjusted to address the necessary additional costs required to comply with such notice from Fannie Mae. The Base Servicing Fee Rate shall become effective on the next Monthly Payment Date, but no less than thirty (30) days after delivery of such notice from Borrower to the Administrative Agent and no more than sixty (60) days from the date of delivery of such notice from Fannie Mae. Upon request therefor by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a written notice setting forth in reasonable detail the basis for any such proposed increase.

ARTICLE III

CONDITIONS OF LENDING AND CLOSING

Section 3.1 Conditions Precedent to Closing. The effectiveness of the Initial Credit Agreement and the obligations of the parties thereto were subject to the condition precedent that the Lenders shall have received or waived receipt of the following on or prior to the Closing Date (unless otherwise noted):

(a) Transaction Documents and other Closing Documents. Each of the Transaction Documents shall be executed on or before the Closing Date, shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained and shall be in full force and effect, and the Administrative Agent shall have received a duly executed counterpart thereof.

(b) Receipt of Loan Notes. The Administrative Agent shall have received a duly executed Loan Note for each Lender that has requested the same.

(c) No Material Adverse Change. Since December 31, 2016, there has been no Material Adverse Change.

(d) Know Your Customer Information. The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including the Patriot Act.

(e) Payment of Fees. On or prior to the Closing Date, the Borrower shall have paid all fees, including the Upfront Fee, previously agreed in writing to be paid on or prior to the Closing Date.

(f) Enforceability of Loan Note. Each Loan Note shall be entitled to the benefit of the security provided herein and shall constitute the legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)).

(g) Evidence of Insurance. The Administrative Agent shall have received certification evidencing coverage under the insurance policies referred to in Section 5.1(v) and evidence that the Borrower has added Administrative Agent as an additional loss payee under the insurance policies referred to in Section 5.1(v).

(h) Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s interest in the Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(i) Organizational Documents. A certificate of the corporate secretary of the Borrower in form and substance acceptable to Administrative Agent, attaching certified copies of the Borrower’s charter, bylaws and corporate resolutions approving the Transaction Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Transaction Documents.

(j) Good Standing Certificate. A certified copy of a good standing certificate or equivalent from the jurisdiction of organization of the Borrower, dated no earlier than the date ten (10) Business Days prior to the Closing Date.

(k) Incumbency Certificate. An incumbency certificate of the corporate secretary of the Borrower, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Transaction Documents.

(l) Due Diligence Review. The Administrative Agent shall have completed, to its satisfaction, its due diligence review of the Borrower, the Assets, the Agencies and such other matters as the Administrative Agent and the Lenders shall have determined in the exercise of their reasonable discretion are necessary and proper for the execution, deliver and performance under this Agreement and the Transaction Documents.

(m) Legal Opinions. The Administrative Agent shall have received usual and customary legal opinions from in-house counsel to the Borrower and Hunton & Williams LLP in form and substance satisfactory to Administrative Agent and its counsel (including, but not limited to, those regarding corporate matters, enforceability and security interest perfection).

Section 3.2 Conditions Precedent to All Advances. The obligation of each Lender to make or participate in each Advance (including the initial Advances hereunder) shall be subject, at the time thereof, to the satisfaction of the following conditions: (a) Representations and Warranties. All of the representations and warranties of the Borrower contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Advance, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made or for the respective period, as the case may be.

(b) No Event of Default; No Potential Event of Default. No Potential Event of Default or Event of Default has occurred and is continuing or would occur or be continuing immediately after giving effect to such Advance.

(c) No Borrowing Base Deficiency. No Borrowing Base Deficiency shall exist immediately prior and after giving effect to such Transaction.

(d) Availability Period. The Availability Period shall not have terminated, nor shall it have terminated immediately after giving effect to such Advance.

(e) Notice of Borrowing. In accordance with Section 2.4, the Administrative Agent shall have received a properly completed Notice of Borrowing and a Borrowing Base Certificate, including a Schedule of Assets from the Borrower.

(f) Requirements of Law. None of the Administrative Agent or any Lender shall have determined that the introduction of any Applicable Law or a Change in Law or in the interpretation or administration of any Applicable Law applicable to the Administrative Agent or such Lender has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for the Administrative Agent or such Lender to make any Advance.

(g) Fees. Each Lender shall have received payment in full of any fees and expenses which are due and payable to a Lender and for which such Lender has submitted a written invoice to the Borrower.

Section 3.3 Conditions Precedent to Restatement. The effectiveness of this Agreement and the obligations of the parties hereto are subject to the condition precedent that the Lenders shall have received or waived receipt of the following on or prior to the Restatement Date (unless otherwise noted):

(a) Restatement Documents. The Freddie Mac Acknowledgment Agreement, the Fannie Mae Acknowledgment Agreement, the Acknowledgment and Consent Agreement and the Agency Fee Letter shall be executed on or before the Restatement Date, shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained and shall be in full force and effect, and the Administrative Agent shall have received a duly executed counterpart thereof.

(b) Receipt of Loan Notes. The Administrative Agent shall have received a duly executed Loan Note for each Lender that has requested the same.

(c) No Material Adverse Change. Since December 31, 2016, there has been no Material Adverse Change.

(d) Enforceability of Loan Note. Each Loan Note shall be entitled to the benefit of the security provided herein and shall constitute the legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)).

(e) Evidence of Insurance. The Administrative Agent shall have received certification evidencing coverage under the insurance policies referred to in Section 5.1(v) and evidence that the Borrower has added Administrative Agent as an additional loss payee under the insurance policies referred to in Section 5.1(v).

(f) Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s interest in the Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-3.

(g) Good Standing Certificate. A certified copy of a good standing certificate or equivalent from the jurisdiction of organization of the Borrower, dated no earlier than the date ten (10) Business Days prior to the Restatement Date.

(h) Representations and Warranties. All of the representations and warranties of the Borrower contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made or for the respective period, as the case may be.

(i) No Event of Default; No Potential Event of Default. No Potential Event of Default or Event of Default has occurred and is continuing or would occur or be continuing immediately after giving effect to this Agreement.

(j) No Borrowing Base Deficiency. No Borrowing Base Deficiency shall exist immediately prior and after giving effect to this Agreement.

(k) Availability Period. The Availability Period shall not have terminated, nor shall it have terminated immediately after giving effect to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Administrative Agent and each Lender as of the Closing Date and as of each Borrowing Date, as follows:

(a) Organization; Corporate Powers. The Borrower (i) is a duly organized and validly existing corporation, in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified, in good standing and is authorized to do business in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

(b) Authority and Enforceability. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is party. The Borrower has duly executed and delivered each Transaction Document to which it is party and each Transaction Document to which it is party constitutes the legal, valid and binding agreement and obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) Equity Interests and Ownership. Schedule 4.1(c) correctly sets forth the ownership interest of the Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

(d) No Conflict. The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents do not and shall not (a) violate (i) any Applicable Law which violation would reasonably be expected to have a Material Adverse Effect, (ii) any of the organizational documents of the Borrower, (iii) any order, judgment, injunction or decree of any court or other agency of government binding on the Borrower, or (iv) any indenture, loan agreement, warehouse line of credit, repurchase agreement, mortgage, deed of trust, servicing contract or any other material contractual obligation of the Borrower except to the extent such violation would not reasonably be expected to have a Material Adverse Effect; (b) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower (other than any Liens created under any of the Transaction Documents in favor of the Administrative Agent on behalf of the Secured Parties); or (c) require any approval of stockholders, members or partners or any approval or consent of any Person under any material contractual obligation of the Borrower, except for such approvals or consents which have been obtained on or before the Closing Date.

(e) Government Approvals. Except any which have been obtained, no order, consent, authorization, approval, license, or validation of, or filing recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to: (i) the execution, delivery and performance by the Borrower of any Transaction Document to which the Borrower is a party or any of its obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any Transaction Document to which the Borrower is a party.

(f) Solvency. Borrower is solvent and will not be rendered insolvent as a result of entering into any Transaction and, after giving effect to each Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Borrower neither intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating, and is not aware of any Person threatening, the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Borrower is not selling and/or pledging any Assets with any intent to hinder, delay or defraud any of its creditors.

(g) True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of the Borrower furnished or to be furnished to the Administrative Agent in connection with the initial or any ongoing due diligence of the Borrower, or the negotiation, preparation, or delivery of the Transaction Documents, are true and complete in all material respects, when taken as a whole. The written information (other than financial Projections, forward looking statements, and information of a general economic or industry specific nature) that has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with the Transactions hereunder, when taken as a whole, does not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made.

(h) Financial Statements. The financial statements of the Borrower delivered to the Administrative Agent on or prior to the Closing Date fairly present in all material respects on a consolidated basis the assets, liabilities and financial position of the Borrower as at the dates of such financial statements, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). For the avoidance of doubt, the financial statements described in the preceding sentence (the receipt of which is hereby acknowledged by the Administrative Agent) consist of copies of the audited Borrower’s balance sheet for the fiscal year of Borrower ended December 31, 2016, with the opinion thereon of Borrower’s independent accountants, and the unaudited Borrower’s balance sheet for the fiscal year of Borrower ended December 31, 2017 and for the fiscal month of Borrower ended January 31, 2018 and related statements of income for Borrower for such periods. All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of the Borrower and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2016, there has been no Material Adverse Change in the consolidated business, operations or financial condition of the Borrower from that set forth in such financial statements nor is the Borrower aware of any state of facts which (with notice or the lapse of time) would or could result in any such Material Adverse Change.

(i) Litigation. There is no action, proceeding or investigation pending with respect to which the Borrower has received service of process or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing against it before any Governmental Authority or Agency (A) asserting the invalidity of this Agreement, any Transaction Document or any transaction contemplated hereunder, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Document or any transaction contemplated hereunder, (C) making a claim individually or in the aggregate that would reasonably be expected to result in a Material Adverse Effect if adversely determined, or (D) which requires filing with the SEC in accordance with the Exchange Act or any rules thereunder to the extent the Borrower is a public filer and such filings are required.

(j) Use of Proceeds. Each Transaction will be used to finance one or more Assets which Assets will be conveyed and/or pledged by the Borrower to the Administrative Agent (on behalf of and for the ratable benefit of each Secured Party).The Borrower will only use the proceeds of any Advance as permitted under Section 2.3. No part of the proceeds of any Advance will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock. The Borrower shall not, to its actual knowledge, use the proceeds of any Transaction to purchase any asset or securities from, or otherwise transfer the proceeds of the Transaction to, an “affiliate” of any Lender, as such term is defined in 12 C.F.R. Part 223.

(k) Accounts. The names and addresses of the Account Bank, together with the account number of the Collection Account and the Borrower’s Account, are specified on Schedule I attached hereto, as updated pursuant to Section 8.1. Borrower will keep the Collection Account and the Borrower’s Account segregated and such accounts will not be commingled.

(l) ERISA. None of the Borrower, the Borrower’s direct parent nor any Subsidiary of the Borrower maintains, contributes to, has any obligation to contribute to or has any liability (contingent or otherwise) with respect to any Single Employer Plan, Multiple Employer or Multiemployer Plan. The Borrower does not have any liability with respect to any Single Employer Plan, Multiple Employer or Multiemployer Plan maintained or contributed to by any an ERISA Affiliate that would reasonably be expected to result in a Material Adverse Effect to the Borrower. The Borrower is not (i) an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans or (iii) holding assets that constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA.

(m) The Servicing Contracts. To the extent permitted by the applicable Agency, the Borrower has delivered to the Administrative Agent a copy of (x) each of the Servicing Contracts, the Acknowledgment Agreements, and (y) all amendments, restatements, supplements or other modifications thereto entered into after the Closing Date that could reasonably be expected to materially and adversely affect the Collateral or the Administrative Agent’s interest therein or result in a Material Adverse Effect, and the Borrower hereby certifies that the copies delivered to the Administrative Agent by the Borrower are true, correct and complete. Each such document to which the Borrower is a party has been duly executed and delivered by the Borrower and is in full force and effect, and no default or event of default (howsoever defined) has occurred and is continuing thereunder, except where the occurrence and continuance of such default or event of default would not reasonably be expected to result in a Material Adverse Effect.

(n) Forms of Servicing Contracts. Each of the Servicing Contracts have been executed on the respective Agency’s standard forms, which incorporates the related Agency Guide with no amendment to such Servicing Contract that would grant the related Agency additional or more favorable rights to terminate the Servicer from those rights specified in the related Agency Guide.

(o) Taxes. The Borrower has duly and timely filed or caused to be duly and timely filed (i) all federal, state, provincial, territorial, foreign and other income Tax returns, and (ii) all material Tax returns other than income Tax returns, and has timely paid all federal, state, provincial, territorial, foreign and other Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(p) Agreements. The Borrower is not a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 4.1(h) or as set forth on Schedule 4.1(p) attached hereto The Borrower is not in breach or default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a Material Adverse Effect on the Borrower. There are no breaches or defaults under the Transaction Documents to which it is a party, the Servicing Contracts, any Transaction Documents, or the agreements set forth on Schedule II attached hereto. No holder of any indebtedness of the Borrower has given notice of any asserted default thereunder.

(q) [Reserved].

(r) No Material Adverse Effect. Since December 31, 2016, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

(s) Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the 1940 Act. Borrower is relying on Section 3(c)(5)(c) or Section 3(c)(6) as the exemption from the definition of “investment company” of the 1940 Act.

(t) Covered Fund. The Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(u) Properties; Security Interest. The Borrower has good title to all of its properties and assets necessary in the ordinary conduct of its business, including all of the Collateral, and the Collateral is free and clear of Liens other than Permitted Collateral Liens. Once executed and delivered, this Agreement creates, as security for the Obligations, a valid and enforceable and (coupled with the Account Control Agreement and the taking of all actions required hereunder and thereunder) perfected security interest in and Lien on all of the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral may be subject to the Agency Requirements.

(v) [Reserved].

(w) OFAC and PATRIOT Act. Neither the Borrower nor any of its officers, directors or employees appears on the Specially Designated Nationals and Blocked Persons List published by the Office of Foreign Assets Control (“OFAC”) or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States, unless authorized by OFAC. The Borrower does not conduct business or complete transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC. The Borrower will not directly or indirectly use the proceeds from this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities of or business with any person that, at the time of such funding, is the subject of economic sanctions administered or enforced by OFAC, or is in any country or territory that, at the time of such funding or facilitation, is the subject of economic sanctions administered or enforced by OFAC. The Borrower is not in violation of Executive Order No. 13224 or the PATRIOT Act.

(x) Foreign Corrupt Practices Act. None of the Borrower or any director, officer, agent or employee of the Borrower, has used any of the proceeds of any Advance (i) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) to make any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Borrower conducts its business and to which they are lawfully subject or (iv) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(y) Servicing Contracts. Each Servicing Contract is in full force and effect, and Borrower has not been terminated as the servicer under any Servicing Contract.

(z) Risk Management Policy. The Borrower has duly adopted, in accordance with its internal risk policies, a risk management policy, which is in full force and effect. A copy of such risk management policy has been previously delivered to Administrative Agent (for distribution to Lenders).

(aa) Agency Approvals; Servicing Facilities. The Borrower has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices. The Borrower is approved by each of Fannie Mae and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended. In each such case, the Borrower is in good standing, with no event having occurred, including a change in insurance coverage which would either make the Borrower unable to comply in any material respect with Agency eligibility requirement.

(bb) Representations Concerning the Collateral. (i) The Borrower has not assigned, pledged, conveyed, or encumbered any Collateral hereunder to any other Person (except to the extent any such pledge has been released prior to the grant of any security interest thereon hereunder), and immediately prior to the pledge of any such Collateral, the Borrower was the sole owner of such Collateral and had good and marketable title thereto, free and clear of all Liens other than a first priority Lien in favor of the Administrative Agent.

(ii) All information concerning the Collateral set forth on the Schedule of Assets were, are or will be (as applicable) pledged to the Administrative Agent, for the benefit of the Lenders will be complete and correct in all material respects as of the date of such Schedule of Assets.

(iii) Upon the filing of financing statements on Form UCC-1 naming the Administrative Agent as “Secured Party” and the Borrower as “Debtor”, and describing the Collateral, in the appropriate jurisdictions, the Administrative Agent, for the benefit of the Lenders, will have a duly perfected first priority security interest under the UCC in all right, title, and interest of the Borrower in, to and under, subject, in all cases, to the Agency Requirements, the Collateral to the extent a security interest therein can be perfected by a UCC filing.

(iv) All filings and other actions necessary to perfect the security interest in the Collateral created under this Agreement under the UCC have been duly made or taken and are in full force and effect. Subject to the Agency Requirements, the Borrower is the legal and beneficial owner of the Collateral hereunder free and clear of any Lien, other than as permitted by and any rights retained by the Agencies pursuant to the Agency Requirements.

(v) Subject only to the Agency Requirements, the Borrower has the full right, power and authority to pledge the Collateral.

ARTICLE V

COVENANTS

Section 5.1 Affirmative Covenants. The Borrower covenants and agrees that, until each Loan Note and all other Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated:

(a) Financial Covenants.

(i) Minimum Cash Liquidity. The Borrower shall ensure that, at all times, it has Cash and Cash Equivalents in an amount not less than [***]; provided, however, that such amount shall be deemed automatically amended to [***] pursuant to Section 5.1(w) so long as the Borrower is a party to a More Favorable Agreement that includes a minimum cash liquidity amount of [***], such More Favorable Agreement is in full force and effect and no Event of Default has occurred or is continuing under such More Favorable Agreement.

(ii) Minimum Adjusted Tangible Net Worth. Borrower shall maintain as of the end of each calendar month, Adjusted Tangible Net Worth not less than [***].

(iii) Maximum Indebtedness to Adjusted Tangible Net Worth Ratio. Borrower shall maintain as of the end of each calendar month, a ratio of total Indebtedness (excluding clause (xi) of the definition thereof) to Adjusted Tangible Net Worth of the Borrower not greater than [***] and.

(iv) Minimum Profitability. The Borrower shall, as of the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2019, demonstrate pre-tax income in each of the reports required to be delivered pursuant to Section 5.1(b), excluding (x) any fair market value adjustments to the MSRs and (y) the gains or losses on Derivatives Contracts related to such MSRs of the Borrower, in excess of [***] for the trailing four quarters in the aggregate; provided, that pre-tax income of the fiscal quarter then ending, excluding (x) any fair market value adjustments to MSRs and (y) the gains or losses on Derivatives Contracts related to such MSRs of the Borrower, shall be no less than the product of (i) [***] and (ii) the Adjusted Tangible Net Worth for such quarter.

(b) Reporting Requirements. The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(i) no later than (a) the last calendar day of Borrower’s first fiscal quarter, audited financial statements for the prior fiscal year, the unqualified audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year, prepared in accordance with GAAP audited by a Nationally Recognized Accounting Firm and (b) ninety (90) days after the end of each of its fiscal quarters other than the fiscal quarter ending December 31 of each fiscal year, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year-to-date basis for the Borrower and its consolidated subsidiaries;

(ii) at the time of delivery of the financial statements described pursuant to clause (i), the Borrower shall deliver to the Administrative Agent for delivery to each Lender a Compliance Certificate that attaches an updated Schedule of Assets as of the preceding fiscal quarter; provided that, with the consent of the Administrative Agent not to be unreasonably withheld the Borrower may, but shall not be obligated to, deliver to the Administrative Agent updated versions of the Schedule of Assets on a more frequent basis if it chooses to do so; and

(iii) within five (5) Business Days after a Responsible Officer of the Borrower becomes aware of an amendment to the Servicing Contracts or the Acknowledgment Agreements that could reasonably be expected to materially and adversely affect the Collateral or the Administrative Agent’s interest therein or result in a Material Adverse Effect, to the extent permitted by the applicable Agency, the Borrower shall deliver to the Administrative Agent for delivery to each Lender copies of any such amendments; provided that the Borrower shall cooperate with any requests by the Administrative Agent to deliver copies of each amendment, restatement, supplement or other modification to the Servicing Contracts or the Acknowledgment Agreements that the Administrative Agent shall reasonably request, to the extent permitted by the applicable Agency.

(c) [Reserved].

(d) Change in Responsible Officer. Promptly, but in any event within ten (10) days after there is any change in any of the chief executive officer, chief financial officer or chief operating officer of the Borrower, the Borrower shall notify the Administrative Agent thereof.

(e) Notice of Default. Promptly (but in any event within five (5) Business Days) upon a Responsible Officer of the Borrower obtaining knowledge (i) of any condition or event that constitutes an Event of Default or that notice has been given to the Borrower with respect thereto; (ii) of any condition or event that constitutes an “event of default” under any Indebtedness with an outstanding principal amount greater than [***] or that notice has been given to any party thereunder with respect thereto; (iii) of the occurrence of any event or change that has results in or could reasonably be expected to result in a Material Adverse Effect, or (iv) to the extent not otherwise included in clauses (i) – (iii), of the default or acceleration of any financing facility relating to Fannie Mae MSRs or Freddie Mac MSRs or the termination of any Acknowledgment Agreements related thereto, a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(f) Maintenance of List Assets. Borrower shall at all times maintain a current list (which may be stored in electronic form) of all Assets.

(g) Records. (i) Borrower shall collect and maintain or cause to be collected and maintained all Records relating to the Assets in accordance with industry custom and practice for assets similar to the Assets, including those maintained pursuant to Section 5.1(h), and all such Records shall be in the Borrower’s possession unless otherwise consented to in writing by the Administrative Agent. The Borrower will not allow any such papers, records or files that are an original or an only copy to leave the Borrower’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Borrower will obtain or cause to be obtained a bailee letter from a financially responsible person for any such paper, record or file. The Borrower will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Assets and preserve them against loss.

(ii) For so long as the Administrative Agent has an interest in or lien on any Asset, Borrower will hold or cause to be held all related Records in trust for the Administrative Agent. The Borrower shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.

(iii) Upon reasonable advance notice from the Administrative Agent, Borrower shall (x) make any and all such Records available to the Administrative Agent to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and (y) permit the Administrative Agent or its authorized agents to discuss the affairs, finances and accounts of the Borrower with its chief operating officer, chief financial officer and the independent certified public accountants of the Borrower; provided, that the foregoing shall not apply with respect to any information that the Borrower is required by Applicable Law or contract to keep confidential and the Borrower has the right to be present during any discussions absent the occurrence and continuance of an Event of Default.

(h) Books. Borrower shall keep or cause to be kept in reasonable detail books and records of account of` its assets and business.

(i) UCC Matters; Protection and Perfection of Security Interests. The Borrower agrees promptly to notify the Administrative Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure or (iii) in the jurisdiction of its organization, in each case, within ten (10) days of such change. The Borrower agrees that from time to time, at its sole cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action reasonably required by the Agent (a) to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Assets acquired by the Borrower or (b) to enable the Administrative Agent to exercise or enforce any of its rights hereunder, under any other Transaction Document. Without limiting the Borrower’s obligation to do so, the Borrower hereby irrevocably authorizes the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as the Administrative Agent may reasonably require. The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Borrower as debtor, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement, or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

(j) Access to Certain Documentation and Information Regarding the Assets. The Borrower shall permit the Administrative Agent or its duly authorized representatives or independent contractors, upon reasonable advance notice to the Borrower, (i) access to documentation that the Borrower may possess regarding the Eligible Assets, (ii) to visit the Borrower, and to discuss its affairs, finances and accounts (as they relate to their respective obligations under this Agreement and the other Transaction Documents) with the Borrower, its officers, and independent accountants (subject to such accountants’ customary policies and procedures) and (iii) to examine the books of account and records of the Borrower, as they relate to the Assets, all at such reasonable times and during regular business hours of the Borrower. The Administrative Agent may perform the functions set forth above no more than once per year, or at any time (i) following an Event of Default or (ii) following delivery by the Credit Manager to the Administrative Agent of notice that any material adverse effect with respect to the Portfolio is reasonably likely to occur, in either case, at the Administrative Agent’s determination, and under any circumstance, at the cost and expense of the Borrower. Such representatives or independent contractors shall use commercially reasonable efforts to avoid interruption of the normal business operations of the Borrower. Notwithstanding anything to the contrary in this Section 5.1(j), (i) the Borrower, will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or nonfinancial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product and (ii) so long as an Event of Default has not occurred, the Borrower shall have the opportunity to participate in any discussions with the Borrower’s independent accountants.

(k) Existence and Rights; Compliance with Laws; Agency Approvals. (i) The Borrower shall preserve and keep in full force and effect its corporate existence, and any material rights, permits, patents, franchises, licenses and qualifications. (ii) The Borrower shall (a) comply with all Applicable Laws except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (b) maintain in place all material permits, licenses, approvals and qualifications required for it to conduct its business activities. The Borrower shall maintain its status with each Agency as an approved seller/servicer, and shall be in good standing with each Agency in accordance with Applicable Law and all rules, policies, procedures and standards of such Agency (collectively, “Agency Approvals”). The Borrower shall service all Assets in accordance with the Agency Guides in all material respects. Should the Borrower, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA as described in Section 4.1(z) be required, the Borrower shall so notify Administrative Agent promptly in writing. Notwithstanding the preceding sentence, The Borrower shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement.

(l) Taxes. Each of the Borrower and its Subsidiaries shall duly and timely file or cause to be duly and timely filed, all federal, state, provincial, territorial, foreign and other income Tax returns and all other material tax returns required to be filed under Applicable Law, and shall pay when due all Taxes imposed upon it or any of its respective properties or which it is required to withhold and pay over, and provide evidence of such payment to the Administrative Agent if requested; provided that the Borrower shall not be required to pay any such Tax that is being contested in good faith by proper actions diligently conducted if (i) it has maintained adequate reserves with respect thereto in accordance with GAAP and (ii) in the case of a Tax that has or may become a Lien that is not a Lien permitted hereunder against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax.

(m) Maintenance of Properties. The Borrower shall keep all property and assets useful and necessary in its business in good working order and condition (ordinary wear and tear and excepted).

(n) [Reserved].

(o) Termination of Servicing Notice. The Borrower shall give notice to the Administrative Agent promptly but not later than two (2) Business Days after (a) receipt or notice or knowledge of a Responsible Officer of any default, notice of termination of servicing for cause or notice of any other matter materially and adversely affecting the Assets under a Servicing Contract or other servicing contract regardless of whether such agreement or the rights thereunder constitute “Assets” hereunder or (b) receipt or written notice or knowledge of a Responsible Officer of the Borrower’s inability to comply with the eligibility requirements for maintaining all applicable approvals to HUD, FHA or VA.

(p) Servicing. The Borrower shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance, in all material respects, with Accepted Servicing Practices and the terms of the Servicing Contracts.

(q) Modification of the Servicing Contracts. Unless required by an Agency, the Borrower shall not consent with respect to the Servicing Contract related to any Asset to amend, modify, waive any provision of or otherwise change any Servicing Contract or enter into any new Servicing Contract related to any Asset, except any such amendments, modifications, waivers or changes or any such new agreements or arrangements that could not reasonably be expected, individually or in the aggregate, to materially and adversely affect the Collateral or the Administrative Agent’s interest therein or result in a Material Adverse Effect.

(r) No Subservicing. Borrower shall not permit any of the Assets to be subject to any servicing contract or subservicing arrangement, other than as permitted by a Servicing Contract and subject to the prior written consent of Administrative Agent, other than an unilateral determination by an Agency pursuant to the Freddie Mac Servicing Contract or the Fannie Mae Lender Contract, as applicable.

(s) Quality Control. Borrower shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to MSRs and Advanced Reimbursement Amounts. Such program shall be capable of evaluating and monitoring the overall quality of the Borrower’s servicing activities. Such program shall guard against (i) dishonest, fraudulent, or negligent acts; and (ii) errors and omissions by officers, employees, or other authorized persons.

(t) ERISA. The Borrower shall deliver to the Administrative Agent such certifications or other evidence from time to time prior to the repayment of all Obligations and the termination of all Commitments, as reasonably requested in writing by the Administrative Agent in its sole discretion (but not more frequently than annually), that (i) the Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan within the meaning of Section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) the Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans and (iii) the assets of the Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

(u) Loan Characteristics. If, during the term of this Agreement, the Freddie Mac Mortgage Loans represent less than [***] of the mortgage loans serviced by the Borrower on behalf of Freddie Mac, then the Borrower shall cause the Freddie Mac Mortgage Loans to have loan characteristics that are not materially different to those of all mortgage loans serviced by the Borrower on behalf of Freddie Mac. For purposes of this clause (u), the phrase “loan characteristics” includes but is not limited to (i) the [***].

(v) Insurance. The Borrower shall maintain or cause to be maintained, at its own expense, insurance coverage as is customary, reasonable and prudent in light of the size and nature of the Borrower’s business as of any date after the Closing Date. The Borrower shall be deemed to have complied with this provision if one of its Affiliates has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to the Borrower. Upon the request of the Administrative Agent at any time subsequent to the Closing Date, the Borrower shall cause to be delivered to the Administrative Agent, a certification evidencing the Borrower’s coverage under any such policies.

(w) Most Favored Status. The Borrower and the Administrative Agent each agree that should the Borrower, a Subsidiary or an Affiliate over which the Borrower exercises Control enter into a repurchase agreement or credit facility with any Person other than the Administrative Agent or an Affiliate of Administrative Agent which by its terms provides more favorable terms with respect to any Financial Covenant (each, a “More Favorable Agreement”), then the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of the Administrative Agent or an Affiliate of the Administrative Agent; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Borrower to the Administrative Agent of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. The Borrower and the Administrative Agent further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto. Promptly upon the Borrower, a Subsidiary or an Affiliate over which the Borrower exercises Control entering into a repurchase agreement or other credit facility with any Person other than the Administrative Agent or an Affiliate of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

(x) [Reserved].

(y) Monthly Report. No later than the tenth (10th) day of each calendar month or, if such tenth (10th) day is not a Business Day, the next succeeding Business Day, Borrower shall deliver to the Administrative Agent a report substantially in the form set forth on Exhibit F attached hereto (the “Monthly Report”) which shall contain:

(i) a detailed accounting of Collections for the immediately preceding Collection Period;

(ii) the number of Mortgage Loans contained in each Portfolio subject to this Agreement as of the last date of the calendar month preceding the delivery of such Monthly Report;

(iii) the unpaid principal balance of all Portfolios serviced by the Borrower;

(iv) the payments made with respect to each Portfolio and Mortgage Loans contained therein, shown as a change in their unpaid principal balance;

(v) the payoff with respect to the existing Portfolios serviced by the Borrower and Mortgage Loans contained therein, shown as a change in their unpaid principal balance;

(vi) the number of Mortgage Loans contained in each Portfolio that have been added or paid off, including their paid off principal balance;

(vii) a detailed calculation of the Financial Covenants and accompanying Compliance Certificate;

(viii) calculations of the value of the Borrower’s Fannie Mae MSRs and Freddie Mac MSRs; for the avoidance of doubt, this includes the results of all third-party valuation reports prepared by or on behalf of the Borrower upon which such calculation of the value of the Borrower’s Fannie Mae MSRs and Freddie Mac MSRs were made;

(ix) compliance with the Events of Default hereunder as of the last day of the second immediately preceding month; and

(x) a copy of the most recently received monthly account statement relating to the Collection Account described in Section 9 of the Account Control Agreement.

With respect to Section 5.1(y)(vii) and Section 5.1(y)(viii) such financial calculation shall be based on the Borrower’s most recently available unaudited monthly financial statements, which shall be as of the end of the last day of the second immediately preceding month. Notwithstanding the foregoing, the Monthly Report provided to an Agency shall be based upon, and shall include information only with respect to Mortgage Loans included in the applicable Portfolio subject to the Servicing Contract with such Agency, except that the portions of such report referred to in clauses (ii) and (iv) above shall apply to all Mortgage Loans included in any portfolio.

Section 5.2 Negative Covenants. The Borrower covenants and agrees that, until each Loan Note and all other Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated, the Borrower will not:

(a) Sales, Liens, Etc. Except as permitted hereunder, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to the Collateral; provided that notwithstanding anything to the contrary herein, this Section 5.2(a) shall not prohibit (i) any Lien that constitutes a Permitted Collateral Lien, (ii) any sale, assignment or disposition that is permitted pursuant to the terms hereof, including, without limitation, in connection with optional prepayments made pursuant to Section 2.10 of this Agreement, or (iii) any Lien for immaterial Taxes (x) not yet due and payable or (y) that are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(b) [Reserved].

(c) [Reserved].

(d) Dividends, Etc. Make, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of the Borrower’s Equity Interests, or redeem, purchase, retire, or otherwise acquire any of its Equity Interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its Equity Interests or for any redemption, purchase, retirement, or other acquisition of any of its Equity Interests, or undertake any new obligation (contingent or otherwise) to do any of the foregoing if any Potential Event of Default or Event of Default exists or will exist after giving effect thereto.

(e) Prohibition of Fundamental Changes. Merge or consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that (x) such merger, consolidation or amalgamation does not result in a Change of Control (with respect to which any payment is required to be made pursuant to Section 2.9(b) hereof) or (y) the Borrower is the sole surviving entity of such merger, consolidation or amalgamation.

(f) Material Change in Business. The Borrower shall not make any material changes to the nature of its business (other than other lines of business typical for companies engaged in mortgage or consumer finance).

(g) Change in Organizational Documents. Amend, modify or otherwise change any of its organizational documents in any material respect, or except any such amendments, modifications or changes or any such new agreements or arrangements that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that, the Borrower shall deliver written notice to the Administrative Agent within thirty (30) days of any material amendment to its organizational documents.

(h) Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Borrower unless such transaction is (i) otherwise not prohibited under this Agreement, and (ii) either (x) in the ordinary course of the Borrower’s business or (y) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate of the Borrower.

(i) Sale and Lease-Backs. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred if any Potential Event of Default or Event of Default exists or will exist after giving effect thereto (including that no Borrowing Base Deficiency shall have occurred and be continuing at such time).

(j) Adverse Treatment. At any time following the occurrence and during the continuation of a Potential Event of Default or an Event of Default, act in an inequitable manner that would have the direct intended effect of placing Freddie Mac, solely in its capacity as lender, in a materially more favorable position solely with respect to the pledged Collateral or the likelihood of repayment of the amounts due and owing by the Borrower as compared to the position of Administrative Agent and the Lenders, which situation would not have arisen without such action by the Borrower. For the avoidance of doubt, (i) any decision or action by Freddie Mac with respect to marketing, selling and transferring any servicing contract rights of Borrower shall not be deemed actionable pursuant to this Section 5.2(j), and (ii) the Administrative Agent and the Lenders hereby expressly, irrevocably and unconditionally waive any and all rights to make any demand upon or bring any action against Freddie Mac, in its capacity as lender or Freddie Mac, in its capacity as owner for any damages, losses or costs arising out of or resulting from Borrower’s breach of this Section 5.2(j).

(k) Fiscal Year. Change its fiscal year-end from December 31 or change its method of determining fiscal quarters.

(l) Collection Account. (i) Close or fail to continue to utilize the Collection Account, (ii) permit (A) any property that is not Collateral to be deposited in the Collection Account or (B) any Collateral to be deposited into an account other than the Collection Account, (iii) fail to maintain in the Collection Account an amount less than the Reserve Amount as of the Monthly Payment Date occurring during any Collection Period, provided, that on and after such Monthly Payment Date, the Collection Account balance may be reduced to $0, and then be allowed to accumulate in the ordinary course, or (iv) following (A) delivery of an Activation Notice by the Administrative Agent in accordance with Section 8.1(b) or (B) the occurrence and during the continuation of an Event of Default as set forth in Sections 6.1(a), (c)(i) or (d), withdraw funds from the Collection Account for any purpose without the Administrative Agent’s consent.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. The occurrence of any of the following specified events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a) Non-Payment. The Borrower shall fail to (i) make any required payment of principal or interest when due hereunder and such failure shall continue unremedied for [***] Day after the day such payment is due, or with respect to any mandatory prepayment pursuant to Section 2.9(a), beyond the applicable dates on which such prepayment is due, (ii) make any required payment of Non-Usage Fees when due hereunder and such failure shall continue unremedied for [***] Days after the day such payment is due, and (iii) pay any fee (other than any Non-Usage Fee) or other amount payable hereunder or under any other Transaction Document when due and such failure remains unremedied for a period of [***] after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained knowledge of such failure.

(b) Representations. Any representation or warranty made or deemed made by any of the Borrower herein or in any other Transaction Document (after giving effect to any qualification as to materiality set forth therein, if any) shall prove to have been false and misleading when made or any Monthly Report or Compliance Certificate delivered hereunder shall prove to have been false and misleading in any material respect when made (other than the representations and warranties set forth in Section 4.1(aa) which shall be considered solely for the purpose of determining the Administrative Agent Asset Value of the Eligible Assets, unless the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made).

(c) Covenants. (i) The Borrower shall fail to perform or observe the Financial Covenants, (ii) the Borrower shall fail to perform or observe the covenants set forth in Sections 5.1(b), (e), (k)(i), (o), (q) and (y) and Sections 5.2 (d), (e), (f), (j) and (l) and such failure shall continue unremedied for five (5) Business Days after the earlier of (A) a written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or (B) the date upon which a Responsible Officer of the Borrower obtained knowledge of such failure or (iii) except as set forth in clauses (i) and (ii) hereof, the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document and such failure shall continue unremedied for [***] after the earlier of (A) a written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or (B) the date upon which a Responsible Officer of the Borrower obtained knowledge of such failure.

(d) Insolvency Event. An Insolvency Event shall have occurred with respect to any of the Borrower.

(e) Security Interest. The Administrative Agent, for the benefit of the Lenders, ceases to have a first priority perfected security interest in any portion of the Collateral.

(f) Judgments. There shall remain in force, undischarged (or provisions shall not be made for such discharge), unsatisfied, unbonded and unstayed for more than [***], or, if a stay of execution is procured, [***] from the date such stay is lifted, any final non-appealable monetary judgment against the Borrower in excess of [***] over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage.

(g) 1940 Act. The Borrower becomes (i) an entity required to register as an “investment company” under the 1940 Act; or (ii) Controlled by an entity required to register as an “investment company” under the 1940 Act which such required registration could reasonably be expected to cause a Material Adverse Effect.

(h) [Reserved].

(i) [Reserved].

(j) Cross Default. The Borrower or any of its direct or indirect Subsidiaries shall default under, or fail to perform as required under, or shall otherwise breach (after expiration of all applicable grace periods) the terms of any instrument, agreement or contract involving outstanding unpaid obligations of [***] or more owing by any such Person to the Lender or any of the Lender’s Affiliates (including, for the avoidance of doubt, with respect to the Portfolio Hedges and any other derivatives contracts to which such Person is a party); (ii) the failure of the Borrower to make any payment when due (after expiration of all applicable grace periods) on any Indebtedness of the Borrower having an aggregate principal amount outstanding of [***] or more (each, a “Material Debt Facility”) or (iii) the occurrence of any other “event of default” (after expiration of all applicable grace periods) under any Material Debt Facility.

(k) Servicing. Greater than (1) [***] of the Borrower’s servicing portfolio consisting of Agency loans is seized or terminated in any single event or series of events arising from the same or substantially similar circumstances or occurrences, or (2) at any one time, [***] of the aggregate Assets of any Agency (individually or in the aggregate) shall be subject to an unresolved mandatory repurchase.

(l) Transaction Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Transaction Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, in each case for any reason other than the failure of the Administrative Agent or any Secured Party to take any action within its control or (ii) the Borrower shall contest the validity or enforceability of any Transaction Document in writing or deny in writing that it has any further liability under any Transaction Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by this Agreement or any other Transaction Document;

(m) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Borrower or any Subsidiary thereof, or shall have taken any action to displace the management of the Borrower or to curtail its authority in the conduct of the business of the Borrower.

(n) Material Adverse Effect. Any Material Adverse Effect shall occur.

(o) Non-Amortization Eligibility Trigger. The Borrower shall have (1) failed to maintain and such failure is continuing under (a) items (i) and (iii) of the definition of Non-Amortization Eligibility Trigger, or (b) items (ii) and (iii) of the definition of Non-Amortization Eligibility Trigger, and (2) voluntarily relinquished or delivered notice of its intent to sell or transfer Servicing Contract rights constituting more than fifty percent (50%) of the aggregate Servicing Contract rights of the Borrower with respect to any Agency, in any event without the Administrative Agent’s prior express written consent.

(p) [Reserved].

(q) Approved Mortgagee; Approved Servicer; Approved Lender.

(i) Borrower ceases to be:

(A) a HUD approved mortgagee pursuant to Section 203 of the NHA,

(B) a Freddie Mac approved servicer; a Fannie Mae approved servicer, an FHA approved mortgagee, a VA approved lender;

(ii) HUD, FHA, VA Fannie Mae or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of Borrower as either (1) a HUD approved mortgagee pursuant to Section 203 of the NHA or an FHA approved mortgagee pursuant to the NHA, (2) a VA approved lender, (3) a Freddie Mac approved servicer or (4) a Fannie Mae approved servicer.

(iii) Borrower receives a written notice that HUD, FHA or VA intends to take such action set forth in clauses (i) or (ii) above and such notice has not been revoked or withdrawn within twenty-one (21) days.

(r) Fraud; Violation of Requirements. Borrower engages or has engaged in fraud or other reckless or intentional wrongdoing in connection herewith or any other Transaction Document, or any document submitted pursuant thereto or otherwise in connection with any MBS, or in connection with any federal mortgage insurance or loan guaranty program, or other federal program related to any of the Mortgage Loans.

(s) Change to the Servicing Contracts. Any change to or default under a Servicing Contract that would result in a Material Adverse Effect on Borrower.

Section 6.2 Remedies. (a) If any Event of Default shall then be continuing, the Administrative Agent may, in its discretion or shall, upon the written request of the Majority Lenders, by written notice to the Borrower and the Lenders, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law:

(i) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; or

(ii) declare the principal of and any accrued interest in respect of all Advances and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided further, that (1) upon the occurrence of any Event of Default described in Section 6.1(d), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) the Majority Lenders, upon notice to the Borrower by the Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower: (I) the unpaid principal amount of and accrued interest on the Advances, and (II) all other Obligations; and (B) the Administrative Agent may enforce any and all Liens and security interests created pursuant to this Agreement and any other Transaction Document, subject to the Fannie Mae Requirements and the Freddie Mac Requirements.

(b) Notwithstanding anything to the contrary contained herein or in any Transaction Document, upon the occurrence and continuance of an Event of Default, if the Borrower or any Affiliate thereof (each such entity, a “Borrower Entity”) owes any obligation to the Administrative Agent, GS&Co. or any Affiliate thereof, including in its capacity as lender or Portfolio Hedge counterparty (each such entity, an “Administrative Agent Entity”), such Administrative Agent Entity may, without prior notice, aggregate, setoff and net: (i) any collateral pledged by any Borrower Entity to any Administrative Agent Entity or held or carried for any Borrower Entity by any Administrative Agent Entity; and (ii) any collateral required to be paid or returned by any Borrower Entity to any Administrative Agent Entity; provided, however, that the Borrower shall be notified of the foregoing promptly following such netting.

(c) Borrower hereby irrevocably instructs GS&Co., as a counterparty to Portfolio Hedge(s) that have been pledged as Collateral hereunder and in connection with the security interest granted therein pursuant to Section 2.17(a)(iv), to, in the event that an Event of Default has occurred and is continuing hereunder and amounts are due and owing to the Borrower pursuant to the terms of such Portfolio Hedge(s), including any payments in respect of the termination thereof, to remit any and all such amounts directly to the Administrative Agent, who shall apply such amounts to reduce the Borrower’s Obligation’s hereunder in accordance with Section 2.7(c). GS&Co. hereby acknowledges and agrees to the instruction made by Borrower.

(d) Borrower further agrees that it shall instruct any counterparty to a Portfolio Hedge that has been pledged as Collateral hereunder and in connection with the security interest granted therein pursuant to Section 2.17(a)(iv), to, in the event that an Event of Default has occurred and is continuing hereunder and amounts are due and owing to the Borrower pursuant to the terms of such Portfolio Hedge(s), including any payments in respect of the termination thereof, remit any and all such amounts directly to the Administrative Agent, who shall apply such amounts to reduce the Borrower’s Obligation’s hereunder in accordance with Section 2.7(c). Borrower further agrees that it shall deliver evidence to the Administrative Agent that such instruction has been made on or prior to pledging such Portfolio Hedge as Collateral hereunder.

ARTICLE VII

THE ADMINISTRATIVE AGENT

Section 7.1 Appointment; Nature of Relationship. The Administrative Agent is appointed by the Lenders as the Administrative Agent hereunder and under each other Transaction Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Transaction Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (A) does not assume any fiduciary duties to any of the Lenders, (B) is a “representative” of the Lenders within the meaning of Section 9-102 of the UCC as in effect in the State of New York and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives. The Administrative Agent shall deliver to any Lender any written information delivered by or on behalf of the Borrower to the Administrative Agent in connection with the transactions contemplated by this Agreement and the other Transaction Documents promptly after any Lender’s reasonable request therefor.

Section 7.2 Powers. The Administrative Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Administrative Agent.

Section 7.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (A) the gross negligence or willful misconduct of such Person or (B) breach of contract by such Person with respect to the Transaction Documents.

Section 7.4 No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Administrative Agent, (D) the existence or possible existence of any Event of Default or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations or the Borrower.

Section 7.5 Action on Instruction of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Loan Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 7.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Transaction Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Transaction Document.

Section 7.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

Section 7.8 The Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify (on a pro rata basis based upon their Applicable Percentage) the Administrative Agent (A) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, each Lender agrees to reimburse and indemnify the Administrative Agent for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents related to such Lender failing to maintain the confidentiality of any materials provided by the Credit Manager and/or for taking any actions that cause the Administrative Agent to be liable to Freddie Mac under Section 22(b) of the Freddie Mac Acknowledgment Agreement; and provided further that in each case no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent.

Section 7.9 Rights as a Lender. With respect to its Commitment and Advances made by it and the Loan Notes issued to it, in its capacity as a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders”, as applicable, shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower in which such Person is not prohibited hereby from engaging with any other Person.

Section 7.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

Section 7.11 Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, Freddie Mac and the Borrower. Notwithstanding anything herein to the contrary, at any time prior to the Freddie Mac Expiration Date, no resignation of the Administrative Agent shall be effective until receipt of Freddie Mac’s express written consent to such resignation and satisfaction of the other terms and conditions of this Section 7.11 and Section 4(d) of the Freddie Mac Acknowledgment Agreement. The Administrative Agent may be removed at any time for cause by written notice received by the Administrative Agent from all of the other Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor

Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the exiting Administrative Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent (but only if such successor is reasonably acceptable to each Lender) or petition a court of competent jurisdiction to appoint a successor Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Administrative Agent, and the exiting Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents. After any exiting Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Transaction Documents. Upon the appointment of any successor Administrative Agent pursuant to this Section 7.11, such successor Administrative Agent shall give prompt written notice thereof to Fannie Mae in accordance with Section 16(c) of the Fannie Mae Acknowledgment Agreement.

Section 7.12 Transaction Documents; Further Assurances. Each Lender authorizes the Administrative Agent to enter into each of the Transaction Documents to which it is a party and each Lender authorizes the Administrative Agent to take all action contemplated by such documents in its capacity as Administrative Agent; provided that, with respect to the Credit Manager Agreement, each Lender hereunder shall execute and deliver a joinder or related agreement acknowledging acceptance of the terms thereof, on or prior to becoming a Lender hereunder. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Transaction Document or seek to enforce or have standing to exercise any remedy against any Agency directly, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders upon the terms of the Transaction Documents.

ARTICLE VIII

COLLECTION ACCOUNT

Section 8.1 Collection Account.

(a) The Borrower has established and shall continue to use the Collection Account. The Collection Account shall be subject at all times to the Account Control Agreement and may not be a “zero balance” account. The Borrower shall cause all Servicing Fees and other proceeds of Collateral to be remitted to the Collection Account no later than three (3) Business Days following receipt thereof. The Borrower may withdraw funds from the Collection Account in its discretion in the ordinary course of business, subject to the covenants set forth in Section 5.2(l). On each Monthly Payment Date following (A) delivery of an Activation Notice by the Administrative Agent in accordance with clause (b) below or (B) the occurrence and during the continuation of an Event of Default as set forth in Sections 6.1(a), (c)(i) or (d), all amounts on deposit in the Collection Account shall be applied pursuant to Section 2.7(c).

(b) If a Potential Event of Default has occurred and is continuing, the Administrative Agent shall be permitted to deliver to the Account Bank an Activation Notice or otherwise direct the Borrower not to withdraw funds from the Collection Account within two (2) Business Days prior to the expiration of any cure or grace period related to such Potential Event of Default; provided that, if and to the extent that the Administrative Agent has delivered such Activation Notice and the Borrower has cured the Potential Event of Default giving rise to its delivery within such two (2) Business Day period, the Administrative Agent shall withdraw such Activation Notice and the Borrower shall be permitted to access the Collection Account as described in clause (a); provided further that upon the occurring and during the continuation of any Event of Default with respect to which the related cure or grace period is shorter than two (2) Business Days, the Administrative Agent shall be permitted to immediately deliver to the Account Bank an Activation Notice or otherwise direct the Borrower not to withdraw funds from the Collection Account.

(c) Notwithstanding anything herein to the contrary, if an Event of Default has occurred and is continuing, Borrower shall not be required to deposit into the Collection Account the Freddie Mac Minimum Servicing Compensation, and Administrative Agent acknowledges and agrees that Borrower’s failure to deposit the Minimum Servicing Compensation into the Collection Account shall not constitute a Potential Event of Default or an Event of Default under this Agreement.

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival. All representations and warranties made by the parties herein and all indemnification obligations of the Borrower hereunder shall survive, and shall continue in full force and effect, after the making and the repayment of the Advances hereunder and the termination of this Agreement.

Section 10.2 Amendments, Etc. (a) Neither this Agreement nor any other Transaction Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Majority Lenders, except in the case of any agreement, amendment or modification required to effectuate an increase in the Commitments then in effect, which agreement, amendment or modification shall require the consent of the Borrower, the Administrative Agent and each Lender consenting to such increase in the Commitments, (ii) in the case of any other Transaction Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, with the consent of the Majority Lenders, provided that no consent will be required with respect to any amendments unilaterally required by an Agency, or (iii) with respect to certain matters relating to the Collection Account, as provided in Section 5.2(l); provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Advance or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Advance, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (D) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision of any Transaction Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (E) change Section 10.7(b), (F) change the provisions of Section 2.14(b) relating to the extension of the Availability Period End Date, or the consent requirements with respect thereto, except with the consent of each Lender (other than any Defaulting Lender), or (G) except as provided in clause (B) of this Section 10.2, release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement shall amend or modify the definition of “Borrowing Base” or any constituent term thereof in a manner that is adverse to the Lenders without the written consent of each Lender (other than any Defaulting Lender); provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent (it being understood that any amendment to Section 10.7 shall require the consent of the Administrative Agent). The Administrative Agent may also amend Exhibit E attached hereto to reflect assignments entered into pursuant to Section 10.8. Notwithstanding anything herein to the contrary, no Loan Note nor Exhibit C attached hereto may be amended without the prior express written consent of Freddie Mac.

(b) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Borrower on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Obligations (other than contingent obligations), (ii) constituting property being sold or disposed of if the sale, relinquishment, or disposition is made in compliance with the terms of this Agreement, or (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VI. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Majority Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

Section 10.3 Notices, Etc. All notices and other communications provided to any Party hereunder shall be in writing and mailed or delivered by courier or facsimile at the address for such party set forth in Schedule 10.3 hereto or in the case of any party, at such address or other address as shall be designated by such party in a written notice to each of the other parties hereto. Notwithstanding the foregoing, (i) the Schedule of Assets may be delivered by posting to a FTP site and (ii) each Monthly Report described in Section 5.1(b), any notice obligations required by Section 5.1(e), each Borrowing Base Certificate described in Section 2.4(a) and any funding request and other reporting may be delivered by electronic mail; provided that such electronic mail is sent by a Responsible Officer and each such Monthly Report or Borrowing Base Certificate is accompanied by an electronic reproduction of the signature of a Responsible Officer. All such notices and communications shall be effective, upon receipt; provided that notice by facsimile or email shall be effective upon electronic or telephonic confirmation of receipt from the recipient.

Section 10.4 No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.5 Indemnification. The Borrower agrees to indemnify the Administrative Agent, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses to which such Indemnitee may become subject arising out of, resulting from or in connection with any of the Transaction Documents or any other agreement, document, instrument or transaction related thereto, the use of proceeds thereof and the transactions contemplated hereby, and to reimburse each Indemnitee upon written demand therefor (together with reasonable back-up documentation supporting such reimbursement request) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing of one counsel to such Indemnitees, taken as a whole, and, in the case of a conflict of interest, of one additional counsel to the affected Indemnitee taken as a whole (and, if reasonably necessary, of one local counsel or one regulatory counsel in any material relevant jurisdiction); provided that the foregoing indemnity and reimbursement obligation will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses to the extent they are found in a final non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its affiliates or Controlling persons or any of the officers, directors, employees, advisors or agents of any of the foregoing or (B) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed). This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non-Tax Proceeding. The Borrower, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Transaction Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).

Section 10.6 Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable and documented costs and expenses in connection with the preparation (including with respect to diligence conducted in connection herewith), execution, delivery, filing, recording, administration or waiver of this Agreement, the Loan Notes and the other documents to be delivered hereunder, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent (limited to one primary counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement and the other Transaction Documents, in an amount not to exceed [***]. The Borrower further agrees to pay on demand all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one primary counsel (and specialist counsel as may reasonably be required by the Administrative Agent, and one local counsel in each applicable jurisdiction) for the Administrative Agent and one additional counsel for all of the Lenders, and additional counsel as the Administrative Agent or any Lender or group of Lenders reasonably determines are necessary in light of actual or potential conflicts of interest or the availability of different claims or defenses incurred by the Administrative Agent in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Loan Notes and the other documents to be delivered hereunder. Notwithstanding anything to the contrary herein, the Borrower not be responsible for any costs or expenses provided under this Section 10.6 for any advisors, consultants or other third party service providers engaged by the Administrative Agent unless the Borrower shall have approved the engagement of such advisor, consultant or other third party advisor in writing prior to the engagement of such advisor, consultant or other third party advisor by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed by Borrower). In addition, the Borrower shall pay any and all Other Taxes and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Other Taxes.

Section 10.7 Right of Set-off; Ratable Payments; Relations Among Lenders. (a) Upon the occurrence and during the continuance of any Event of Default, each of the Administrative Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Loan Notes, whether or not the Administrative Agent or such Lenders shall have made any demand under this Agreement or the Loan Notes and although such obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and the Lenders under this Section 10.7(a) are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent and the Lenders may have.

(b) If any Lender, whether by setoff or otherwise, has payment made to it upon its Advances in a greater proportion than that received by any other Lender, such other Lender agrees, promptly upon demand, to purchase a portion of the Advances held by the Lenders so that after such purchase each Lender will hold its ratable share of Advances. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon written demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

(c) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 10.7(a), the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Transaction Document, without the prior written consent of the other Lenders or, as may be provided in this Agreement or the other Transaction Documents, at the direction of the Administrative Agent.

(d) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

Section 10.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender, and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders, and any assignment by the Borrower in violation of this Section 10.8 shall be null and void. Notwithstanding anything to the contrary in the first sentence of this Section 10.8, any Lender may at any time, without the consent of the Administrative Agent, assign all or any portion of its rights under this Agreement and any Loan Note to a Federal Reserve Bank; provided that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. Subject to the terms of the Acknowledgment Agreements, each Lender may assign to one or more banks or other entities all or any part or portion of, or may grant participations to one or more banks or other entities in all or any part or portion of its rights and obligations hereunder (including its Commitment, its Loan Notes or its Advances); provided that (A) each party to such assignment shall execute and deliver an Assignment and Assumption to the Administrative Agent, (B) shall be to (x) a bank, other financial institution or lender which is reasonably acceptable to the Administrative Agent, or (y) a “qualified institutional buyer”, as defined in Rule 144A under the Securities Act of 1933, as amended, reasonably acceptable to the Administrative Agent, and (C) unless an Event of Default has occurred and is continuing, the Borrower shall have the right to consent to any assignment of the Lender’s rights and obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed; provided that no such consent of the Administrative Agent or the Borrower shall be required for an assignment to any Lender or an Affiliate of a Lender; and provided further that no Lender may assign to one or more banks or other entities all or any part or portion of its rights and obligations hereunder (including its Commitment, its Loan Notes or its Advances) to the extent that any such assignment would result in or occurs after any event by which the initial Lender ceases to own at least 50% of the Outstanding Advances hereunder, without the prior express written consent of Freddie Mac, with such consent not to be unreasonably withheld, conditioned or delayed.

Upon, and to the extent of, any assignment (unless otherwise stated therein) made by any Lender hereunder, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement and shall have all the rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.15(g)) of a Lender hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Commitment of and outstanding principal amounts (and accrued interest) of the Advances owing to each Lender pursuant to the terms hereof from time to time and any assignment of such Commitment or outstanding Advances. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Any Lender may sell participation interests in its Advances and obligations hereunder (each such recipient of a participation a “Participant”); provided that after giving effect to the sale of such participation, such Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to such Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if such Lender had not sold such participation interest, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender and not be obligated to deal with such participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the outstanding principal amounts (and accrued interest) of each Participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register. Each recipient of a participation shall, to the fullest extent permitted by law, have the same rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.15(g) (it being understood that the documentation required under Section 2.15(g) shall be delivered to the participating Lender)), hereunder with respect to the rights and benefits so participated as it would have if it were a Lender hereunder, except that no Participant shall be entitled to receive any greater payment under Sections 2.11 or 2.15 than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Notwithstanding any other provision of this Agreement to the contrary, a Lender may pledge as collateral, or grant a security interest in, all or any portion of its rights in, to and under this Agreement to (i) a security trustee in connection with the funding by such Lender of Advances or (ii) a Federal Reserve Bank to secure obligations to such Federal Reserve Bank, in each case without the consent of the Borrower; provided that no such pledge or grant shall release such Lender from its obligations under this Agreement.

Section 10.9 Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 10.10 Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 10.11 Waiver of Jury Trial. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

Section 10.12 Section Headings. All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

Section 10.13 Tax Characterization. The parties hereto intend for the transactions effected hereunder to constitute indebtedness of the Borrower to the Lenders, secured by the Collateral, for U.S. federal income tax purposes.

Section 10.14 Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.15 Limitations on Liability. None of the officers, employees, agents, shareholders, directors, Affiliates or holders of corporate interests of or in the Borrower shall be under any liability to the Administrative Agent or the Lenders, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Borrower, solely the corporate obligations of the Borrower. The Borrower and any officer, employee, agent, shareholder, director, Affiliate or holder of a corporate interest of or in the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Borrower) respecting any matters arising hereunder.

Section 10.16 Confidentiality. (a) This Agreement and its terms, provisions, supplements and amendments, and notices and reports delivered hereunder or under any other Transaction Document, are proprietary to the Administrative Agent, the Lenders and the Borrower, and shall be held by each party hereto, as applicable, in strict confidence, and shall not be disclosed to any third party without the written consent of Administrative Agent (at the written direction of the applicable Lender) or the Borrower, as applicable, except for (i) disclosure to Administrative Agent, any Lender’s assignees, participants, prospective assignees or prospective participants, any Lender’s or the Borrower’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, provided that, any such prospective assignee or prospective participant is advised of, and agrees in writing to be bound by, the provisions of this Section 10.16, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Documents, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Borrower may not disclose the name of or identifying information with respect the Administrative Agent or the Lenders or any pricing terms (including, without limitation, the Administrative Agent Margin Deficit Percentage) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent (at the written direction of the applicable Lender).

(b) Notwithstanding anything in this Agreement to the contrary, the Administrative Agent and each Lender shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Assets and/or any applicable terms of this Agreement (the “Confidential Information”). The Administrative Agent and each Lender understand that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and the Administrative Agent and each Lender agree to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Notwithstanding the foregoing, the Administrative Agent and the Lenders may disclose Confidential Information expressly for marketing purposes, as and to the extent permitted by the GLB Act. The Administrative Agent and each Lender shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of any Lender, the Administrative Agent or any Affiliate of the Administrative Agent which the Administrative Agent or any Lender holds, (b) protect against any anticipated threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. The Administrative Agent and each Lender each represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. The Administrative Agent shall notify the Borrower promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the Borrower or any Affiliate of the Borrower.

Section 10.17 Merger. This Agreement, the exhibits and schedules hereto, the other Transaction Documents and the agreements, documents and instruments to be executed and delivered in connection herewith and therewith contain the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all other prior or contemporaneous oral communications (including, for avoidance of doubt, communications in connection with the preparation of this Agreement and the other Transaction Documents) and agreements, and all prior written communications (including, for avoidance of doubt, written drafts of this Agreement and the other Transaction Documents) and agreements, with respect to the subject matter hereof are merged herein and superseded.

Section 10.18 Lien Release. When any portion of the Collateral is transferred as permitted by the terms hereof, the security interest in and the Lien on such Collateral shall automatically be released, and the Secured Parties will no longer have any security interest in, lien on, or claim against such Collateral.

Section 10.19 Customer Identification—USA Patriot Act Notice. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”), and the Administrative Agent’s and each Lender’s policies and practices, the Administrative Agent and the Lenders are required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Administrative Agent or such Lender to identify the Borrower in accordance with the Patriot Act.

Section 10.20 Administrative Agent Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to funding of terrorist activities and money laundering, the Administrative Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Administrative Agent. Accordingly, each of the parties agrees to provide to the Administrative Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Administrative Agent to comply with such laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including the USA Patriot Act and any other laws relating to funding of terrorist activities and money laundering.

Section 10.21 No Novation. This Agreement is not intended to, and does not, novate the Original Credit Agreement, and the Borrower reaffirms that the existing security interest created by the Original Credit Agreement and each other Transaction Document is and remains in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CALIBER HOME LOANS, INC.

By:	/s/ Vasif T. Imtiazi
Name: Vasif T. Imtiazi
Title: Deputy CFO

Signature Page to Second Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

Signature Page to Second Amended and Restated Credit Agreement

GOLDMAN SACHS & CO. LLC, solely to acknowledge the pledge of Borrower’s rights under the Portfolio Hedges in Section 2.17(a) hereof, and the terms of Section 2.17(c) and Section 6.2 hereof

By:	/s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

Signature Page to Second Amended and Restated Credit Agreement

EXHIBIT A

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

FOR THE [QUARTER]

[MONTH] ENDED

To:	[Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attention: IBD Structured Finance Group

Telephone No.: (212) 902-0974

Email: gs-sf-consumer-ny@gs.com]

[Goldman Sachs Warehouse Covenants

6011 Connection Drive

Irving, TX 75039

Attention: Sara Rivera

Telephone No.: (972) 368-2070

Email: gs-warehouse-covenants@gs.com]

[Structured Finance Asset Management

6011 Connection Drive

Irving, TX 75039

Attention: Bryan Holt

Telephone No.: (972) 368-5150

Email: gs-warehouse-am@gs.com]

Re:	Compliance Certificate

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of July 10, 2019, by and among Caliber Home Loans, Inc., as borrower (“Borrower”), Goldman Sachs Bank USA, as administrative agent (“Agent”) and the lenders from time to time party thereto (as amended, supplemented or restated from time to time, the “Agreement”); capitalized terms used herein without definition shall have the meanings assigned those terms in the Agreement.

This Certificate is furnished to the Agent pursuant to Section 5.1(a) and Section 5(b)(ii) of the Agreement.

1. Authority. I am the duly elected, qualified and acting [__] of Borrower and hereby certify that the information provided in this Certificate is true, correct and complete.

2. Fiscal Period. This Certificate is for the fiscal period ended [    ] (the “Certification Date”).

3. Financial Statements. The accompanying financial statements fairly present, in all material respects, the financial condition and results of operations of Borrower in accordance with GAAP, consistently applied, as at the end of, and for the fiscal [quarter][month] ended on, the Certification Date (subject to normal year-end audit adjustments).

4. No Default. To my knowledge, no default by the Borrower under the Agreement has occurred or is continuing as of the date of this Certificate.

5. Minimum Adjusted Tangible Net Worth. Borrower has at the end of each calendar month complied with the minimum Adjusted Tangible Net Worth covenant pursuant to Section 5.1(a)(ii) of the Agreement during the fiscal [quarter][month] ending on the Certification Date. The information provided below is true, complete and accurate as of the Certification Date:

(A) Total Assets:	$[ ].[ ]

(B) Adjusted Tangible Net Worth:	$[ ].[ ]

—- (B) is at least equal to or greater than [***].

6. Maximum Indebtedness to Adjusted Tangible Net Worth Ratio. Borrower has at the end of each calendar month complied with the maximum Indebtedness to Adjusted Tangible Net Worth covenant pursuant to Section 5.1(a)(iii) of the Agreement during the fiscal [quarter][month] ending on the Certification Date. The information provided below is true, complete and accurate as of the Certification Date:

(A) Total Indebtedness (excluding	$[ ].[ ]
clause (xi) of the definition thereof):

(B) Adjusted Tangible Net Worth:	$[ ].[ ]

—- The ratio of (A) to (B) is equal to or less than [***].

7. Minimum Profitability. Borrower has complied with the minimum profitability covenant pursuant to Section 5.1(a)(iv) of the Agreement as of the fiscal quarter, commencing with the fiscal quarter ending March 31, 2019, and applicable for each fiscal quarter thereafter, ending on the Certification Date. The information provided below is true, complete and accurate as of the Certification Date:

—- (A) Pre-tax income in each of the reports required to be delivered pursuant to Section 5.1(b) of the Agreement, excluding (x) any fair market value adjustments to the MSRs and (y) the gains or losses on Derivatives Contracts related to such MSRs of the

Borrower, are in excess of [***] for the trailing four quarters in the aggregate; provided, that pre-tax income of the fiscal quarter then ending, excluding (x) any fair market value adjustments to MSRs and (y) the gains or losses on Derivatives Contracts related to such MSRs of the Borrower, are not less than the product of (i) [***] and (ii) the Adjusted Tangible Net Worth for such quarter.

8. Liquidity. Borrower has at all times complied with the liquidity covenant pursuant to Section 5.1(a)(i) of the Agreement during the fiscal [quarter][month] ending on the Certification Date. The information provided below is true, complete and correct as of the Certification Date:

(A) Cash:	$[ ].[ ]

(B) Cash Equivalents:	$[ ].[ ]

—— (A) and (B) is equal to or greater than [***]; provided, however, that such amount shall be deemed automatically amended to [***] so long as the Borrower is a party to a More Favorable Agreement that includes a minimum cash liquidity amount of [***], such More Favorable Agreement is in full force and effect and no Event of Default has occurred or is continuing under such More Favorable Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date set forth below.

Name:
Title:
Date:

EXHIBIT B

Form of Notice of Borrowing

__________ ___, 20__

To:	Goldman Sachs Bank USA as Administrative Agent

Ladies	and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 10, 2019 (the “Credit Agreement”), by and among Caliber Home Loans, Inc., as Borrower (the “Borrower”), Goldman Sachs Bank USA, as Administrative Agent for the financial institutions that may from time to time become parties thereto as Lenders (in such capacity, the “Administrative Agent”), and the Lenders. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In accordance with Section 2.4 of the Credit Agreement, the Borrower hereby requests that the Lenders provide an Advance based on the following criteria:

1. Aggregate principal amount of Advance requested: $________________

2. Requested Borrowing Date: ________ ___, 20__1

Account(s) to which Agent should wire the balance of the requested funds:

Bank Name:

ABA No.:

Account Name:

Account No.:

Reference:

3. Attached to this notice as Exhibit A is the Borrowing Base Certificate in connection with this Advance.

4. The Borrower hereby represents and warrants that the conditions set forth in Section 3.2 of the Credit Agreement have been satisfied on and as of the date hereof.

[1]	No earlier than two Business Days after the date of delivery of this Notice of Borrowing.

B-1

Very truly yours,

CALIBER HOME LOANS, INC.

By:
Name:
Title:

B-2

EXHIBIT A TO NOTICE OF BORROWING

Form of Borrowing Base Certificate

BORROWING BASE CERTIFICATE

CALIBER HOME LOANS, INC.

[_________], 20[_]

In connection with that certain Second Amended and Restated Credit Agreement, dated as of July 10, 2019 (the “Credit Agreement”), among Caliber Home Loans, Inc., as Borrower (the “Borrower”), Goldman Sachs Bank USA, as administrative agent for the financial institutions that may become parties thereto as Lenders, and the Lenders, the Borrower hereby certifies that:

1. The sum of all outstanding Advances will not exceed the related Aggregate Commitment plus any Advances approved in excess of such Aggregate Commitment pursuant to Section 2.6 of the Credit Agreement, after giving effect to the Advance requested in the attached Borrowing Notice.

2. The attached Schedule I sets forth the borrowing base calculations (the “Borrowing Base Calculations”) reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Advances relating to the Commitments after giving effect to the Advance requested and provides all data used, in Excel format, to calculate the foregoing as of the Borrowing Date and the computations reflected in the Borrowing Base Calculations are true, correct and complete.

3. The attached Schedule of Assets includes all Assets pledged to the Administrative Agent pursuant to the terms of the Credit Agreement, and that all information contained therein is true, accurate and complete.

Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

B-A-1

CALIBER HOME LOANS, INC., as Borrower

By:
Name:
Title:

B-A-2

SCHEDULE I

[ATTACH UPDATED SCHEDULE OF ASSETS AS OF CERTIFICATION DATE]

B-A-3

EXHIBIT C

Form of Loan Note

LOAN NOTE

Commitment up to $[•]	[•], 201[_]
New York, New York

THE HOLDER OF THIS LOAN NOTE SHALL BE (I) SUBJECT TO, AND BY ACCEPTANCE OF SUCH LOAN NOTE RATIFIES AND REAFFIRMS, THE PROVISIONS CONTAINED IN THE CREDIT AGREEMENT (AS DEFINED BELOW), AND (II) SUBORDINATE TO (A) ALL RIGHTS, POWERS AND PREROGATIVES OF EACH OF THE AGENCIES; (B) FREDDIE MAC’S SUPERIOR CLAIMS (AS DEFINED IN THE FREDDIE MAC ACKNOWLEDGMENT AGREEMENT) AND FREDDIE MAC’S SERVICING TRANSFER COSTS (AS DEFINED IN THE FREDDIE MAC ACKNOWLEDGMENT AGREEMENT); AND (C) CLAIMS OF ANY AGENCY ARISING OUT OF ANY AND ALL DEFAULTS UNDER A SERVICING CONTRACT WITH SUCH AGENCY, AND OUTSTANDING PREROGATIVES OF ANY AGENCY, ALL AS MORE PARTICULARLY SET FORTH IN THE RESPECTIVE ACKNOWLEDGMENT AGREEMENTS AND THE CREDIT AGREEMENT.

THE RIGHTS, POWERS AND PREROGATIVES OF ANY OF THE AGENCIES INCLUDE THE RIGHT OF ANY OF THE AGENCIES TO DISQUALIFY (IN WHOLE OR IN PART) THE BORROWER FROM PARTICIPATING IN A MORTGAGE SELLING OR SERVICING PROGRAM OR A SECURITIES GUARANTY PROGRAM WITH SUCH AGENCY; THE RIGHT TO TERMINATE (IN WHOLE OR IN PART) THE SERVICING CONTRACT RIGHTS OF THE BORROWER RELATING TO ANY SUCH MORTGAGE SELLING OR SERVICING PROGRAM OR SECURITIES GUARANTY PROGRAM; AND THE RIGHT TO TRANSFER AND SELL ALL OR ANY PORTION OF THE SERVICING CONTRACT RIGHTS FOLLOWING THE TERMINATION OF SUCH SERVICING CONTRACT RIGHTS.

NO LOAN NOTE MAY TRANSFERRED EXCEPT IN STRICT COMPLIANCE WITH THE RESTRICTIONS ON ASSIGNMENTS, AND SUBJECT TO THE LIMITATIONS, SET FORTH IN SECTION 10.8 OF THE CREDIT AGREEMENT. PARTICIPATIONS IN ANY LOAN NOTE MAY ONLY BE CONVEYED IN STRICT COMPLIANCE WITH, AND SUBJECT TO THE LIMITATIONS SET FORTH IN, SECTION 10.8 OF THE CREDIT AGREEMENT. ANY PURPORTED TRANSFER OF ANY LOAN NOTE OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE CREDIT AGREEMENT IS VOID AB INITIO.

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of July 10, 2019 (as may be amended from time to time, the “Credit Agreement”), by and among Caliber Home Loans, Inc. (the “Borrower”), Goldman Sachs Bank USA, as administrative agent for the Lenders that may become parties thereto (the “Administrative Agent”), and the Lenders. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay [•], as a Lender (the “Loan Note Holder”) on the Maturity Date or such earlier date as provided in the Credit Agreement (whether or not shown on Schedule I attached hereto (or such electronic counterpart)), in immediately available funds in lawful money of the United States the principal amount of up to $[•] or, if less, the aggregate unpaid principal amount of all Advances made by the Lenders to the Borrower pursuant to the Credit Agreement, together with all accrued but unpaid interest thereon.

The Borrower also agrees to pay interest in like money to the Loan Note Holder, on the unpaid principal amount of each such Advance from time to time from the date of each such Advance until payment in full thereof at the rate or rates and on the dates set forth in the Credit Agreement.

This Loan Note is one of the Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Collateral including the Assets.

In the event of any inconsistency between the provisions of this Loan Note and the provisions of the Credit Agreement, the Credit Agreement will prevail.

THIS LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS LOAN NOTE, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS LOAN NOTE OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LOAN NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS LOAN NOTE.

Subject to the terms of Section 10.8 of the Credit Agreement, this Loan Note may be transferred or assigned by the holder hereof at any time, subject to compliance with any applicable law. This Loan Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and assigns. The obligations and liabilities of the Borrower hereunder may not be assigned to any Person without the prior written consent of the holder hereof. Any such assignment in violation of this paragraph shall be void and of no force or effect.

No Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that (i) all powers, rights and remedies under the Credit Agreement may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms of the Credit Agreement and all powers, rights and remedies under the Transaction Documents may be exercised solely by the Administrative Agent, (ii) in the event any notice is due from an Agency pursuant to its Acknowledgment Agreement or otherwise, the Agency shall be deemed to have complied to the extent the notice is provided to the Administrative Agent under such Agency’s Acknowledgment Agreement; and the Lender, by its acceptance of this Loan Note, acknowledges and agrees that only the Administrative Agent will receive such notice and that no Lender has a right to require an Agency to send it a copy of such notice or otherwise communicate with it, and (iii) any disputes, claims or suits against an Agency arising out of or relating to the Credit Agreement or such Agency’s Acknowledgment Agreement may be submitted and pursued only by the Administrative Agent and not by any Lender directly.

In the event of any dispute, claim or suit between the Lenders, the Borrower and/or the Administrative Agent, on the one hand, and an Agency, on the other, including without limitation, any claim made or position taken by a Lender in a Borrower bankruptcy proceeding, the Lender, by acceptance of this Note, acknowledges and agrees that for all purposes of the Credit Agreement the Borrower and the Administrative Agent are the sole Persons with any right to deal with an Agency with respect to the Credit Agreement or the applicable Acknowledgment Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

[Signature page follows.]

IN WITNESS WHEREOF, this Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.

CALIBER HOME LOANS, INC.

By:
Name:
Title:

Schedule I

INCREASES AND DECREASES

Date	Agency	Unpaid Principal Amount	Increase	Decrease	Total	Cost of Funds	Interest Accrual Period	Notation made by:

EXHIBIT D

Assignment and Assumption

ANY HOLDER OF A LOAN NOTE (AS SUCH TERM IS DEFINED IN THE CREDIT AGREEMENT, WHICH IS DEFINED BELOW) SHALL BE (I) SUBJECT TO, AND BY ACCEPTANCE OF SUCH LOAN NOTE RATIFIES AND REAFFIRMS, THE PROVISIONS CONTAINED IN THE CREDIT AGREEMENT (AS DEFINED BELOW), AND (II) SUBORDINATE TO (A) ALL RIGHTS, POWERS AND PREROGATIVES OF EACH OF THE AGENCIES; (B) FREDDIE MAC’S SUPERIOR CLAIMS (AS DEFINED IN THE FREDDIE MAC ACKNOWLEDGMENT AGREEMENT) AND FREDDIE MAC’S SERVICING TRANSFER COSTS (AS DEFINED IN THE FREDDIE MAC ACKNOWLEDGMENT AGREEMENT); AND (C) CLAIMS OF ANY AGENCY ARISING OUT OF ANY AND ALL DEFAULTS UNDER A SERVICING CONTRACT WITH SUCH AGENCY, AND OUTSTANDING PREROGATIVES OF ANY AGENCY, ALL AS MORE PARTICULARLY SET FORTH IN THE RESPECTIVE ACKNOWLEDGMENT AGREEMENTS AND THE CREDIT AGREEMENT.

THE RIGHTS, POWERS AND PREROGATIVES OF ANY OF THE AGENCIES INCLUDE THE RIGHT OF ANY OF THE AGENCIES TO DISQUALIFY (IN WHOLE OR IN PART) THE BORROWER FROM PARTICIPATING IN A MORTGAGE SELLING OR SERVICING PROGRAM OR A SECURITIES GUARANTY PROGRAM WITH SUCH AGENCY; THE RIGHT TO TERMINATE (IN WHOLE OR IN PART) THE SERVICING CONTRACT RIGHTS OF THE BORROWER RELATING TO ANY SUCH MORTGAGE SELLING OR SERVICING PROGRAM OR SECURITIES GUARANTY PROGRAM; AND THE RIGHT TO TRANSFER AND SELL ALL OR ANY PORTION OF THE SERVICING CONTRACT RIGHTS FOLLOWING THE TERMINATION OF SUCH SERVICING CONTRACT RIGHTS. NO LOAN NOTE MAY BE TRANSFERRED EXCEPT IN STRICT COMPLIANCE WITH THE RESTRICTIONS ON ASSIGNMENTS, AND SUBJECT TO THE LIMITATIONS, SET FORTH IN SECTION 10.8 OF THE CREDIT AGREEMENT. PARTICIPATIONS IN ANY LOAN NOTE MAY ONLY BE CONVEYED IN STRICT COMPLIANCE WITH, AND SUBJECT TO THE LIMITATIONS SET FORTH IN, SECTION 10.8 OF THE CREDIT AGREEMENT. ANY PURPORTED TRANSFER OF ANY LOAN NOTE OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE CREDIT AGREEMENT IS VOID AB INITIO.

ASSIGNMENT AND ASSUMPTION dated [__], between [_______________________] (the “Assignor”) and [__________________________] (the “Assignee”).

PRELIMINARY STATEMENTS

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caliber Home Loans, Inc., as the borrower (the “Borrower”), the Lenders a party thereto from time to time and Goldman Sachs Bank USA, as the administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Assignor is a Lender under the Credit Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on the terms and conditions set forth below, a [_____] percent [(__%)] interest in such Lender’s aggregate portion of the Aggregate Commitment (including any Advances thereunder) and rights and obligations under the Credit Agreement and the other Transaction Documents (the “Assigned Percentage”).

NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows: In consideration of the Assignee’s payment to the Assignor of [$_____], the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, as of the “Effective Date” (as defined below), the Assigned Percentage, together (a) with all of the Assignor’s rights and obligations under the Credit Agreement and the other Transaction Documents with respect to such Assigned Percentage and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as the Lender) against any Person, whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document (other than those made in clause (a) above), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by the Borrower or any other Person of any of their respective obligations under any Transaction Document.

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date (as defined below), it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Assignor, (iv) if it is an entity that is not created or organized under the laws of the United States or a political subdivision thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly contemplated and executed by the Assignee and (v) it is an “Eligible Assignee” (as defined in the Freddie Mac Acknowledgment Agreement); and (b) agrees that (i) it will, independently and without reliance on the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

This Assignment and Assumption shall become effective as of [_____] (the “Effective Date”), following the execution of this Assignment and Assumption.

From and after the Effective Date, the Administrative Agent or the Assignee, as applicable, shall make all payments under the Credit Agreement in respect of the Assigned Interest (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

THIS ASSIGNMENT AND ASSUMPTION SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.)

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Assumption to be executed on its behalf by its officer thereunto duly authorized, as of [_____].

[NAME OF ASSIGNOR], as Assignor

By:

Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:

Name:
Title:

Notice Address for Assignee:

EXHIBIT E

Commitments

E-1

EXHIBIT F

Form of Monthly Report

F-1

EXHIBIT G

Form of Authorization to Release Collection Account Funds pursuant to Section 2.7(c)

[Distribution Date]

[Name]

[Account Bank]

[Address]

[Address]

Facsimile No.:

Re: Caliber Home Loans, Inc. Collection Account (Deposit/Securities Trust # ________)

[Name]:

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Caliber Home Loans, Inc., as the borrower, the Lenders a party thereto from time to time and Goldman Sachs Bank USA, as the administrative agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

In accordance with Section 2.7(c) of the Credit Agreement, the Administrative Agent hereby directs the Account Bank to apply amounts on deposit in the above-referenced accounts as follows:

Section 2.7(c) first	Base Servicing Fee	$
Bank:
ABA:
Account Name:
Account:
Ref:
Section 2.7(c) second	Administrative Agent Costs	$
(ratably)
Bank:
ABA:
Account Name:
Account:
Ref:
Section 2.7(c) second	Credit Manager Fee and	$
(ratably)	Credit Manager Costs
Bank:
ABA:
Account Name:
Account:
Ref:

Section 2.7(c) third	Interest Distribution	$
Amount
[Wires to be made to Administrative Agent]
Bank:
ABA:
Account Name:
Account:
Ref:

Section 2.7(c) third	Non-Usage Fee	$
Bank:
ABA:
Account Name:
Account:
Ref:
Section 2.7(c) fourth	Lenders’ Principal	$
[Wires to be made to Administrative Agent]
Bank:
ABA:
Account Name:
Account:
Ref:
Section 2.7(c) fifth	Lenders’ Additional	$
Principal Amortization
Amounts
[Wires to be made to Administrative Agent]
Bank:
ABA:
Account Name:
Account:
Ref:
Section 2.7(c) sixth	Fees and expenses under	$
Section 2.11
[Wires to be made to Administrative Agent]
Bank:
ABA:
Account Name:
Account:
Ref:

Section 2.7(c) seventh	Other fees and expenses	$
[Wires to be made to Administrative Agent]
Bank:
ABA:
Account Name:
Account:
Ref:
Section 2.7(c) ninth	Release to Borrower	$
Bank:
ABA:
Account Name:
Account:
Ref:

Prepared and Initiated by:
CALIBER HOME LOANS INC.

Name:
Title:

Authorized and Consented to by:
GOLDMAN SACHS BANK USA

Name:
Title:

Schedule I

1.	Collection Account

[***]

2.	Borrower’s Account

[***]

3.	Administrative Agent’s Account

Account Bank:

Contact:

Account Number:

ABA Number:

Address:

Phone:

Email:

I-1

Schedule II

Material Contracts and Other Commitments of the Borrower

None other than the contracts related to Indebtedness set forth on Schedule 4.1(p).

II-1

Schedule III

Valuation Agents

[***]

III -1

Schedule IV

Dealers

[***]

VI-1

Schedule 4.1(c)

Ownership Structure of the Borrower and its Subsidiaries

•	Caliber Home Loans, Inc. owns 100% of the Equity Interests of:

•	CHL GMSR ISSUER TRUST, a Delaware statutory trust

•	Caliber Real Estate Services, LLC, a Texas limited liability company (inactive)

•	Summit Trustee Services, LLC, a Delaware limited liability company

•	Vericrest Agency Funding Depositor, LLC, a Delaware limited liability company

•	Vericrest Servicer Advance Funding Depositor, LLC, a Delaware limited liability company (inactive)

•	Fort Escrow, Inc., a California corporation

•	Fort Settlement Services, LLC, a Pennsylvania limited liability company

•	Vericrest Agency Funding Depositor, LLC owns 100% of the Equity Interests of Vericrest Financial Advance Trust 2012-ADV1A, a Delaware limited liability company

•	Vericrest Servicer Advance Funding Depositor, LLC owns 100% of the Equity Interests of Vericrest Financial Advance Trust 2010-ADV1, a Delaware limited liability company (inactive)

4.1-1

Schedule 4.1(p)

Indebtedness of the Borrower

(except as disclosed in the Financial Statements described in Section 4.1(h))

4.1-1

Schedule 10.3

Notice Addresses

(a)	If to the Borrower:

Caliber Home Loans, Inc.
1525 S. Belt Line Road
Coppell, TX 75019
Attention: Glenn Minkoff
Telephone: 214-299-5385
Email: Glenn. Minkoff@caliberhomeloans.com

with a copy to:

Caliber Home Loans, Inc.
1525 S. Belt Line Road
Coppell, TX 75019
Attention: John Hsu
Telephone: 214-687-5637
E-mail: John.Hsu@caliberhomeloans.com

with a copy to:

Caliber Home Loans, Inc.
1525 S. Belt Line Road
Coppell, TX 75019
Attention: Gregg Smallwood, General Counsel
Telephone: 214-263-3533
Email: Gregg.Smallwood@caliberhomeloans.com

(b)	If to the Administrative Agent and/or the Initial Lender:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
E-mail: gs-warehouse-am@gs.com
with a copy to: bryan.holt@gs.com
and for calculations of interest, principal and delivery of Monthly Reports, with a copy to: gs-warehouse-ops@ny.email.gs.com

10.3-1

EXHIBIT H

Form of Notice of Prepayment

[Date]

Goldman Sachs Bank USA, as Administrative Agent

200 West Street

New York, New York 10282

Attention: [__]

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of July 10, 2019, (the “Credit Agreement”), among Caliber Home Loans, Inc., as borrower (the “Borrower”), Goldman Sachs Bank USA, as administrative agent (the “Administrative Agent”) and the Lender from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The Borrower hereby gives you irrevocable notice, pursuant to Section 2.10 the Credit Agreement, that it proposes to prepay the Advances outstanding thereunder. The Borrower sets forth below the information related to such prepayment:

(i) The aggregate amount of the prepayment requested is $ _______________, relating to the Aggregate Commitments.

(ii) The Redemption Date of the prepayment requested is _______________, 20__.

(iii) Attached is a Schedule of Assets identifying the Assets that the Borrower proposes to release under the Credit Agreement in connection with such prepayment.

In accordance with Section 2.10 of the Credit Agreement, the undersigned, a duly appointed officer of the Borrower, hereby certifies that, after giving effect to the prepayment requested hereunder:

(i) no selection procedures are used with respect to identification of Assets to be released or retained that are materially adverse to the Lenders;

(ii) no Borrowing Base Deficiency, Potential Event of Default or Event of Default shall exist either prior to, or after giving effect to the prepayment of the applicable portion of the Advances outstanding and the release of the related Collateral (unless, in the case of a Borrowing Base Deficiency, the amount of such Borrowing Base Deficiency is eliminated as a result of such prepayment and release); and

(iii) the representations and warranties set forth in Article IV are true and correct as of such Redemption Date (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and

10.3-1

warranties shall have been true and correct in all material respects as of such earlier date) after giving effect to such prepayment and release.

Very truly yours,

CALIBER HOME LOANS, INC.

By:
Name:
Title:

10.3-2